-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            NUTRAMAX PRODUCTS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, schedule or registration statement no.:

  (3) Filing party:

  (4) Date filed:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            NUTRAMAX PRODUCTS, INC.
                               9 BLACKBURN DRIVE
                        GLOUCESTER, MASSACHUSETTS 01930

                                                              November 22, 1996

Dear Stockholder:

  You are cordially invited to attend the Special Meeting in Lieu of the Annual Meeting of Stockholders of NutraMax Products, Inc. (the "Company") to be held on Friday, December 20, 1996, at 10:00 a.m., local time, at the Ocean View Inn, 171 Atlantic Road, Gloucester, Massachusetts 01930 (the "Annual Meeting").

  The Annual Meeting has been called for the purpose of (i) electing five Directors each to hold office until the next annual meeting of stockholders,
(ii) approving the NutraMax Products, Inc. 1996 Stock Option Plan (the "1996 Option Plan"), (iii) approving amendments to the Company's 1988 Stock Option Plan (the "1988 Option Plan") authorizing the issuance under the 1988 Option Plan of an additional 500,000 shares of the common stock of the Company (the "1988 Plan Amendments"), (iv) approving the purchase by the Company from MEDIQ Investment Services, Inc. of up to an aggregate of 4,037,258 shares of common stock of the Company pursuant to the Amended and Restated Stock Purchase Agreement dated November 20, 1996 among the Company, MEDIQ Incorporated and MEDIQ Investment Services, Inc. (the "MEDIQ Stock Repurchase") and (v) voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on November 21, 1996 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the election of the five nominees of the Board of Directors of the Company, "FOR" the approval of the 1996 Option Plan, "FOR" the approval of the 1988 Plan Amendments and "FOR" the approval of the MEDIQ Stock Repurchase.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Very truly yours,

                                          Donald E. Lepone
                                          Chief Executive Officer and
                                           President

                            NUTRAMAX PRODUCTS, INC.
                               9 BLACKBURN DRIVE
                        GLOUCESTER, MASSACHUSETTS 01930
                                (508) 283-1800

                               ----------------

                   NOTICE OF SPECIAL MEETING IN LIEU OF THE
                        ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON FRIDAY, DECEMBER 20, 1996

                               ----------------

  NOTICE IS HEREBY GIVEN that the Special Meeting in Lieu of the Annual Meeting of Stockholders of NutraMax Products, Inc. (the "Company") will be held on Friday, December 20, 1996, at 10:00 a.m., local time, at the Ocean View Inn, 171 Atlantic Road, Gloucester, Massachusetts 01930 (the "Annual Meeting") for the purpose of considering and voting upon:

    1. The election of five Directors each to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

    2. The approval of the NutraMax Products, Inc. 1996 Stock Option Plan;

    3. The approval of amendments to the Company's 1988 Stock Option Plan (the "1988 Option Plan") authorizing the issuance under the 1988 Option Plan of an additional 500,000 shares of the Company's common stock;

    4. The approval of the purchase by the Company from MEDIQ Investment Services, Inc. of up to an aggregate of 4,037,258 shares of common stock of the Company pursuant to the Amended and Restated Stock Purchase Agreement dated November 20, 1996 among the Company, MEDIQ Incorporated and MEDIQ Investment Services, Inc., relating thereto and the transactions contemplated thereby; and

    5. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on November 21, 1996 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

                                          Eugene M. Schloss, Jr.
                                          Secretary

Gloucester, Massachusetts
November 22, 1996

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            NUTRAMAX PRODUCTS, INC.
                               9 BLACKBURN DRIVE
                        GLOUCESTER, MASSACHUSETTS 01930
                                (508) 283-1800

                               ----------------

                                PROXY STATEMENT

                               ----------------

         SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON FRIDAY, DECEMBER 20, 1996

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NutraMax Products, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting in Lieu of the Annual Meeting of Stockholders of the Company to be held on Friday, December 20, 1996, at 10:00 a.m., local time, at the Ocean View Inn, 171 Atlantic Road, Gloucester, Massachusetts 01930, and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, all of the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of five Directors each to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

    2. The approval of the NutraMax Products, Inc. 1996 Stock Option Plan (the "1996 Option Plan");

    3. The approval of amendments to the Company's 1988 Stock Option Plan (the "1988 Option Plan") authorizing the issuance under the 1988 Option Plan of an additional 500,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company (the "1988 Plan Amendments"); and

    4. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  At the Annual Meeting, the stockholders other than MEDIQ Incorporated ("MEDIQ") and MEDIQ Investment Services, Inc. ("MIS") will be asked to consider and vote upon the following matter:

    1. The approval of the purchase by the Company from MIS of up to an aggregate of 4,037,258 shares of Common Stock of the Company pursuant to the Amended and Restated Stock Purchase Agreement dated November 20, 1996 (the "Stock Purchase Agreement") among the Company, MEDIQ and MIS, relating thereto and the transactions contemplated thereby (the "MEDIQ Stock Repurchase").

  The Notice of Special Meeting in Lieu of the Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about November 22, 1996 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on November 21, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 8,699,272 shares of the Company's Common Stock outstanding and entitled to vote at the Annual Meeting and 421 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting. Unless otherwise indicated, references to the Company in this Proxy Statement include its various subsidiaries.

  The presence, in person or by proxy, of one-third of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company. To approve the 1996 Option Plan and the 1988 Plan Amendments, the affirmative vote of the holders of a majority of the votes cast by stockholders on such proposals at the Annual Meeting is required. To approve the MEDIQ Stock Repurchase, the affirmative vote of the holders of a majority of the votes cast by stockholders other than MEDIQ and MIS at the Annual Meeting is required. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. However, abstentions and broker non-votes will have no effect on the outcome of the approval of the 1996 Option Plan, the approval of the 1988 Plan Amendments or the approval of the MEDIQ Stock Repurchase. With respect to the election of Directors, votes may only be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT, "FOR" THE APPROVAL OF THE 1996 OPTION PLAN, "FOR" THE APPROVAL OF THE 1988 PLAN AMENDMENTS AND "FOR" THE APPROVAL OF THE MEDIQ STOCK REPURCHASE. IT IS NOT ANTICIPATED THAT ANY OTHER MATTERS WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

  The Annual Report of the Company (the "1996 Annual Report"), including financial statements for the fiscal year ended September 28, 1996 ("Fiscal 1996"), and the Annual Report of the Company (the "1995 Annual Report"), including financial statements for the fiscal year ended September 30, 1995 ("Fiscal 1995"), are being mailed to stockholders of the Company concurrently with this Proxy Statement. The 1996 Annual Report and 1995 Annual Report, however, are not a part of the proxy solicitation material.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
PROPOSAL NUMBER 1
 ELECTION OF DIRECTORS...............   4
PROPOSAL NUMBER 2
 APPROVAL OF THE 1996 STOCK OPTION
  PLAN...............................   4
  Proposal...........................   4
  Recommendation.....................   5
  Summary of the 1996 Option Plan....   5
  Effective Date of the 1996 Option
   Plan..............................   6
  Tax Aspects Under the U.S. Internal
   Revenue Code......................   7
  Incentive Options..................   7
  Non-Qualified Options..............   7
  Parachute Payments.................   8
  Limitation on Company's
   Deductions........................   8
PROPOSAL NUMBER 3
 APPROVAL OF AMENDMENTS TO THE 1988
  STOCK OPTION PLAN..................   8
  Proposal...........................   8
  Recommendation.....................   8
  Summary of the 1988 Option Plan....   8
  Tax Aspects Under the U.S. Internal
   Revenue Code......................  11
PROPOSAL NUMBER 4
 APPROVAL OF THE MEDIQ STOCK
  REPURCHASE.........................  11
  Proposal...........................  11
  Recommendation.....................  11
  Background.........................  12
  Financing..........................  15
  Fairness Opinion...................  18
  Information Concerning the
   Financial Advisor.................  19
  Pro Forma Financial Information....  20
 PRO FORMA CONDENSED CONSOLIDATED
  BALANCE SHEET......................  21
 PRO FORMA CONDENSED CONSOLIDATED
  INCOME STATEMENT...................  22
  The Stock Purchase Agreement.......  23
  Certain Factors Affecting Future
   Operating Results.................  25

                                      PAGE
                                      ----
 INTERESTS OF CERTAIN PERSONS IN
  MATTERS TO BE ACTED UPON...........  25
 INFORMATION REGARDING DIRECTORS.....  25
 EXECUTIVE OFFICERS..................  28
 OTHER KEY EMPLOYEES.................  28
 EXECUTIVE COMPENSATION..............  29
  Summary Compensation Table.........  29
  Aggregate Option Exercises in Last
   Fiscal Year and Fiscal Year End
   Values............................  30
  Report of the Compensation
   Committee of the Board of
   Directors on Executive
   Compensation......................  30
  Compensation Committee Interlocks
   and Insider Participation.........  32
  Stockholder Return Performance
   Graph.............................  33
  Employment Agreements..............  33
 CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.......................  34
 PRINCIPAL AND MANAGEMENT
  STOCKHOLDERS.......................  35
 COMPLIANCE WITH SECTION 16(a) OF THE
  SECURITIES EXCHANGE ACT OF 1934....  37
 EXPENSES OF SOLICITATION............  37
 SUBMISSION OF STOCKHOLDER PROPOSALS
  FOR 1997 ANNUAL MEETING............  37
 INDEPENDENT ACCOUNTANTS.............  37
 OTHER MATTERS.......................  37

EXHIBITS

A. NutraMax Products, Inc. 1996 Stock
   Option Plan
B. Opinion Letter of Wasserstein
   Perella & Co., Inc., dated
   November 20, 1996
C. Amended and Restated Stock
   Purchase Agreement dated as of
   November 20, 1996, among MEDIQ,
   MIS and NutraMax

                               PROPOSAL NUMBER 1

                             Election of Directors

  The Board of Directors of the Company currently consists of six members. All Directors are elected annually and serve until the next annual meeting of stockholders and until the election and qualification of their successors. At the Annual Meeting, five Directors will be elected to serve until the 1997 annual meeting. The Board of Directors has nominated Donald M. Gleklen, Bernard J. Korman, Donald E. Lepone, Dennis M. Newnham and Michael F. Sandler for re-election. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Messrs. Gleklen, Korman, Lepone, Newnham and Sandler as Directors. Each of the nominees has agreed to stand for re-election and to serve if re-elected as a Director, provided, however, that it is the intention of Mr. Sandler to resign from the Board of Directors effective upon the closing of the MEDIQ Stock Repurchase. However, if any of the persons nominated by the Board of Directors fails to stand for re-election or is unable to accept re-election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. Mr. Frederick W. McCarthy, a Director of the Company since 1991, is not standing for re-election at the Annual Meeting. The vacancy created by Mr. McCarthy's departure will not be filled.

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE RE-ELECTION OF THE FIVE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

                               PROPOSAL NUMBER 2

                    Approval of the 1996 Stock Option Plan

PROPOSAL

  The Board of Directors has adopted the 1996 Option Plan for Directors, officers, employees and other key persons of the Company and its subsidiaries, subject to the approval of the 1996 Option Plan by the stockholders. Historically, the Company has granted stock options pursuant to the 1988 Option Plan. However, there are currently no shares of Common Stock available under the 1988 Option Plan and the 1988 Option Plan terminates in 1998.

  The 1996 Option Plan is administered by the Stock Option Committee of the Board of Directors (the "Stock Option Committee"). Pursuant to the 1996 Option Plan, the Stock Option Committee, at its discretion, may grant a variety of stock incentive awards based on the Common Stock of the Company. Awards under the 1996 Option Plan include stock options (both incentive options and non-qualified options), stock appreciation rights, restricted stock and unrestricted stock. These awards are described in greater detail below.

  Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Common Stock that can be issued under the 1996 Option Plan is 470,000 shares. The closing price of a share of Common Stock as reported by the NASDAQ SmallCap Market on November 14, 1996 was $9.75. In order to satisfy the performance-based compensation exception to the $1 million cap on the Company's tax deduction imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the 1996 Option Plan also provides that stock options or stock appreciation rights with respect to no more than 150,000 shares of Common Stock may be granted to any one individual in any twelve-month period. The shares issued by the Company under the 1996 Option Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 1996 Option Plan do not vest or otherwise revert to the Company, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

RECOMMENDATION

  The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of participants in the 1996 Option Plan with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation." Accordingly, the Board of Directors believes that the 1996 Option Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve the 1996 Option Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE 1996 OPTION PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE 1996 OPTION PLAN

  The following description of certain features of the 1996 Option Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 1996 Option Plan which is attached hereto as Exhibit A.

  Plan Administration; Eligibility. The 1996 Option Plan is administered by the Stock Option Committee. All members of the Stock Option Committee must be "disinterested persons" as that term is defined under the rules promulgated by the Securities and Exchange Commission (the "SEC") and "outside directors" as defined in Section 162 of the Code and the regulations promulgated thereunder.

  The Stock Option Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 1996 Option Plan. The Stock Option Committee may permit Common Stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Stock Option Committee may permit interest, dividend or deemed dividends to be credited to the amount of deferrals.

  Persons eligible to participate in the 1996 Option Plan will be those employees and other key persons, such as consultants, of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Stock Option Committee. Directors of the Company who are not employed by the Company or its subsidiaries ("Independent Directors") will also be eligible for awards under the 1996 Option Plan.

  Stock Options. The 1996 Option Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Stock Option Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of Incentive Options, and may not be less than 85% of the fair market value of the Common Stock on the date of grant in the case of Non-Qualified Options.

  The term of each option will be fixed by the Stock Option Committee and may not exceed ten years from the date of grant in the case of an Incentive Option. The Stock Option Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 1996 Option Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Stock Option Committee.

  Upon the exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Stock Option Committee (including by way of a promissory note, if approved in advance by the Board of Directors) or, if the Stock Option Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

  To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders. See "Tax Aspects Under the U.S. Internal Revenue Code."

  Stock Appreciation Rights. The Stock Option Committee may award a stock appreciation right ("SAR") either as a freestanding award or in tandem with a stock option. Upon exercise of the SAR, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related stock option (or, in the case of a freestanding SAR, the price per share specified in such right, which price may not be less than 85% of the fair market value of the Common Stock on the date of grant) times the number of shares of Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, Common Stock, or a combination thereof, as determined by the Stock Option Committee. If the SAR is granted in tandem with a stock option, exercise of the SAR cancels the related option to the extent of such exercise.

  Restricted Stock. The Stock Option Committee may also award shares of Common Stock to officers, other employees and key persons subject to such conditions and restrictions as the Stock Option Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified period. The purchase price of shares of Restricted Stock will be determined by the Stock Option Committee. If the performance goals and other restrictions are not attained, the employees will forfeit their awards of Restricted Stock.

  Unrestricted Stock. The Stock Option Committee may also grant shares (at no cost or for a purchase price determined by the Stock Option Committee) which are free from any restrictions under the 1996 Option Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to participants in the 1996 Option Plan in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such participants.

  Adjustments for Stock Dividends, Mergers, Etc. The Stock Option Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Stock Option Committee, in its discretion, may provide for substitution or adjustments of outstanding options and SARs, or may terminate all unexercised options and SARs with or without payment of cash consideration.

  Amendments and Termination. The Board of Directors may at any time amend or discontinue the 1996 Option Plan and the Stock Option Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, amendments to the 1996 Option Plan shall be subject to approval by the Company's stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Options.

  Change of Control Provisions. The 1996 Option Plan provides that in the event of a "Change of Control" (as defined in the 1996 Option Plan) of the Company, all stock options and SARs shall automatically become fully exercisable and each award of Restricted Stock shall be subject to such terms, if any, with respect to a Change of Control as have been provided by the Stock Option Committee in connection with such award. In addition, at any time prior to or after a Change of Control, the Stock Option Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

EFFECTIVE DATE OF THE 1996 OPTION PLAN

  The 1996 Option Plan will become effective upon the approval of the 1996 Option Plan by the affirmative vote of the holders of a majority of the votes cast by stockholders at the Annual Meeting. Awards of Incentive Stock Options may be granted under the 1996 Option Plan until November 20, 2006.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  The following is a summary of the principal Federal income tax consequences of option grants under the 1996 Option Plan. It does not describe all Federal tax consequences under the 1996 Option Plan, nor does it describe state or local tax consequences.

INCENTIVE OPTIONS

  Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon the disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option exercise price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) will equal the fair market value of the shares on the date of exercise less the option exercise price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

  Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

  An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

NON-QUALIFIED OPTIONS

  There are no Federal income tax consequences to either the optionee or the Company upon the grant of a Non-Qualified Option. Upon the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option exercise price. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess, provided the Company complies with applicable withholding rules. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

  The date for recognition of ordinary income (and the Company's equivalent deduction) upon exercise of a Non-Qualified Option and for the commencement of the holding period of the shares thereby acquired by a person who is subject to Section 16 of the Exchange Act will be delayed until the date that is the earlier of (i) six months after the date of the exercise and (ii) such time as the shares received upon exercise could be sold at a gain without the person being subject to such potential liability.

  Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

PARACHUTE PAYMENTS

  The exercise of any portion of any option that is accelerated due to the occurrence of a Change of Control may cause a portion of the payments with respect to such accelerated option to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% Federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

LIMITATION ON COMPANY'S DEDUCTIONS

  As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the 1996 Option Plan may be limited to the extent that the Chief Executive Officer or other executive officers whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million per year. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation--Federal Tax Regulations Limiting Deductibility of Certain Compensation."

                               PROPOSAL NUMBER 3

             Approval of Amendments to the 1988 Stock Option Plan

PROPOSAL

  The Board of Directors has unanimously approved the 1988 Plan Amendments to the Company's 1988 Option Plan, subject to stockholder approval, which increase the aggregate number of shares of Common Stock available for grants under the Plan from 500,000 to 1,000,000 (subject to adjustment for certain changes in the Company's capitalization). The purpose of the 1988 Plan Amendments is to authorize additional shares of Common Stock for issuance upon the exercise of stock options previously granted to certain executive officers of the Company, as set forth below under "Plan Benefits." Accordingly, the 1988 Plan Amendments authorize only such number of shares of Common Stock which are required to permit these executive officers to exercise options previously granted to them. If the 1988 Plan Amendments are not approved by the stockholders at the Annual Meeting, the stock options previously granted to these executive officers will immediately become null and void. The Company intends the 1996 Option Plan, if approved by the stockholders at the Annual Meeting, to achieve the Company's executive compensation policy objective of providing long-term incentives to executive officers. See "Proposal Number 2-- Approval of the 1996 Stock Option Plan."

RECOMMENDATION

  The Board of Directors believes that the adoption of the 1988 Plan Amendments will promote the interests of the Company and its stockholders by motivating and helping to retain the executive officers of the Company who have received the stock options contingent upon stockholder approval of the 1988 Plan Amendments. THE BOARD OF DIRECTORS RECOMMENDS THAT THE 1988 PLAN AMENDMENTS BE APPROVED, AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE 1988 OPTION PLAN

  The following description is a summary of the principal features of the 1988 Option Plan. The summary is qualified in its entirety by the full text of the 1988 Option Plan which will be delivered to stockholders upon request made to the Secretary of the Company. The 1988 Option Plan also has been filed as an exhibit to the Company's periodic reports filed with the SEC pursuant to the Exchange Act.

  Plan Administration; Eligibility. The 1988 Option Plan is administered by the Stock Option Committee or any other Committee appointed by the Board of Directors. Subject to the terms of the 1988 Option Plan, the Stock Option Committee has the authority to (a) grant options at such times as it may choose, (b) determine the types of options granted (whether Incentive Options or Non-Qualified Options),
(c) determine the size, terms and conditions of each option, (d) authorize the modification, extension or renewal of any outstanding option, (e) accept the exchange of outstanding options for the granting of new options in substitution therefore, (f) determine the nature and extent of restrictions, if any, to be imposed on the exercise of an option and/or the shares of Common Stock which may be purchased under each option, (g) interpret and construe the 1988 Option Plan, and (h) prescribe, amend or rescind rules and regulations relating to the 1988 Option Plan and make all other determinations necessary or advisable for the administration of the 1988 Option Plan. Any interpretation, determination, or other action made or taken by the Stock Option Committee in accordance with the 1988 Option Plan is final, binding and conclusive.

  Persons eligible to participate in the 1988 Option Plan are those employees and other key persons, such as consultants, of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company or its subsidiaries, as selected from time to time by the Stock Option Committee. Independent Directors are also eligible for certain awards under the 1988 Option Plan.

  Stock Options. The 1988 Option Plan permits the granting of Incentive Options and Non-Qualified Options. The option price per share of an Incentive Option or Non-Qualified Option is determined by the Stock Option Committee at the time of grant. The exercise price of an Incentive Option under the 1988 Option Plan may not be less than 100% of the fair market value of the Common Stock at the time of grant.

  The terms of each option will be fixed by the Stock Option Committee at the time of grant. The Stock Option Committee will determine at what time or times each option may be exercised, but in no case will such period be greater than five years from the date of grant (the "Exercise Period"). In the event an optionee's employment is terminated for cause, then all rights of any kind under an Incentive Option or Non-Qualified Option immediately terminate. In the event an optionee's employment is terminated for any reason other than for cause, or the death, retirement or disability of the optionee, the term of each Incentive Option or Non-Qualified Option held by such optionee expires on the earlier of the expiration of the Exercise Period or thirty days after the date on which employment was terminated. During such period, the option is exercisable only to the extent it was exercisable at the time of termination of employment. In the event of the death of an optionee, any Incentive Option or Non-Qualified Option then held by such optionee which has not lapsed or terminated prior to such optionee's death is exercisable by such optionee's estate or heirs for a period of three months after the date of death to the extent the optionee was entitled to exercise such option at the time of his death and provided that any exercise must occur within the Exercise Period. In the event of the retirement of an optionee, the term of each Incentive Option or Non-Qualified Option held by such optionee will expire on the earlier of the end of the Exercise Period or three months from the date of retirement. In the event an optionee becomes disabled, each Incentive Option or Non-Qualified Option held by such optionee will expire on the earlier of the expiration of the Exercise Period or one year from the date of disability.

  To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders. See the discussion of the Federal tax requirements applicable to Incentive Options and Non-Qualified Options above under "Proposal Number 2-- Approval of the 1996 Stock Option Plan--Tax Aspects Under the U.S. Internal Revenue Code."

  Stock Options Granted to Independent Directors. The 1988 Option Plan provided for the grant of Non-Qualified Options to purchase 25,000 shares of Common Stock at an exercise price of $6.00 per share to each Independent Director serving on the Board of Directors on September 3, 1991. The options vested over five years with one-fifth vesting in each of the five years following the date of grant, and the final installment vested on September 3, 1996.

  Limited Rights. Limited stock appreciation rights ("Limited Rights") may be granted at the discretion of the Stock Option Committee in connection with any Incentive Option or Non-Qualified Option. Subject to the terms and conditions set forth in the agreement evidencing a Limited Right, such Limited Right enables the holder thereof, in lieu of the number of shares of Common Stock subject to the related Incentive Option, to receive a cash payment equal to the number of such shares of Common Stock multiplied by the excess of the fair market value of each such share on the date of exercise of the Limited Right, over the option exercise price per share set forth in the related Incentive Option. In the case of a Limited Right with respect to an Non-Qualified Option, the holder thereof is entitled to receive a cash payment equal to the number of shares of Common Stock subject to the Non-Qualified Option, multiplied by the excess of the higher of: (i) the fair market value per share of Common Stock on the exercise date; (ii) the highest fair market value per share during the period commencing ninety days prior to the exercise date and terminating on the exercise date; or (iii) in the event of a Change of Control (as defined below), the highest price per share set forth in any Schedule 13D, or any amendment thereto, filed pursuant to Section 13(d) of the Exchange Act, over the option exercise price per share set forth in the related Non-Qualified Option.

  A Limited Right may only be exercised to the extent that the related Incentive Option or Non-Qualified Option, as the case may be, is exercisable. In the event of a Change of Control, no Limited Rights granted less than 60 days prior to the Change of Control will be exercisable. A Limited Right granted more than 60 days before the Change of Control will expire 60 days after the Change of Control. No Limited Rights have been granted by the Company to date.

  Adjustments for Stock Dividends, Mergers, Etc. The Stock Option Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Stock Option Committee, in its discretion, may provide for substitution or adjustments of outstanding options, or may terminate all unexercised options with or without payment of cash consideration.

  Amendments and Termination. The Board of Directors may at any time amend or discontinue the 1988 Option Plan and the Stock Option Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, amendments to the 1988 Option Plan are subject to approval by the Company's stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Options.

  Change of Control Provisions. Notwithstanding any other provision of the 1988 Option Plan, in the event of a Change of Control, the 1988 Option Plan provides for the immediate exercisability of all outstanding options. Under the 1988 Option Plan, "Change of Control" is generally defined to include a change of control that the Company is required to report in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act provided, however, that without limiting the foregoing, such a change of control shall be deemed to have occurred (i) if any "person" (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly by acquisition, or otherwise, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) if during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new Director was approved by a vote of at least two-thirds of the Directors then in office who were Directors at the beginning of the period.

  Plan Benefits. Approximately 50 employees are currently eligible to participate in the 1988 Option Plan. The table below shows the aggregate number of options that have been granted under the 1988 Option Plan subject to stockholder approval of the 1988 Plan Amendments.

                                                               NUMBER OF SHARES
                         NAME AND POSITION                     SUBJECT TO AWARD
                         -----------------                     ----------------
     Donald E. Lepone.........................................     500,000
      President, Chief Executive Officer and Director
     Richard C. Zakin.........................................      20,000
      Vice President of Marketing
     John J. Manheimer........................................      20,000
      Vice President of Sales
     Robert F. Burns..........................................      10,000
      Vice President, Chief Financial Officer and Treasurer
     James W. McGrath, Jr.....................................      10,000
      Vice President of Regulatory Affairs and Technical
      Services
     Executive Group (6 persons, including those named
      above)..................................................     570,000

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  The Federal income tax consequences of option grants under the 1988 Option Plan are identical in all respects to the Federal income tax consequences of option grants under the 1996 Option Plan. See "Proposal Number 2--Approval of the 1996 Stock Option Plan--Tax Aspects Under the U.S. Internal Revenue Code." The summary thereunder does not describe all Federal tax consequences under the 1988 Option Plan, nor does it describe state or local tax consequences.

                               PROPOSAL NUMBER 4

                    Approval of the MEDIQ Stock Repurchase

PROPOSAL

  At the Annual Meeting, the stockholders of the Company (other than MEDIQ and MIS) will be asked to consider and vote upon the acquisition by the Company of up to an aggregate of 4,037,258 (approximately 46.4% of the total shares issued and outstanding) shares of the Company's Common Stock from MIS, at a price per share of $9.00 for an aggregate purchase price of $36,335,322, pursuant to the Stock Purchase Agreement. The primary purpose of the MEDIQ Stock Repurchase is to (i) permit the Company to take advantage of MEDIQ's desire for liquidity by purchasing its shares of Company Common Stock at a price and on other terms which the Board of Directors of the Company believes are favorable to the Company and its stockholders and (ii) reduce the risk that MEDIQ's desire for liquidity will lead the Company into a transaction or transactions that may not be consistent with maximizing long-term stockholder value for all of the stockholders of the Company. Pursuant to the terms of the Stock Purchase Agreement, the MEDIQ Stock Repurchase must be approved by the affirmative vote of a majority of the votes cast by stockholders other than MEDIQ and MIS at the Annual Meeting. As of the Record Date, an aggregate of 4,662,014 shares of Company Common Stock (representing approximately 53.6% of the total outstanding shares as of the Record Date) were owned beneficially or of record by persons other than MEDIQ and MIS. The Company and MEDIQ will not consummate the MEDIQ Stock Repurchase unless the MEDIQ Stock Repurchase is approved by the stockholders.

RECOMMENDATION

  THE BOARD OF DIRECTORS BELIEVES THAT THE MEDIQ STOCK REPURCHASE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND ACCORDINGLY, RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE MEDIQ STOCK REPURCHASE.

BACKGROUND

  In January 1995, MEDIQ announced that its Board of Directors had formed a special committee to explore alternative ways to maximize value for MEDIQ's stockholders. At that time, MEDIQ also announced that among the matters to be considered by its special committee was the possible sale of all of MEDIQ's interests in its partially owned subsidiaries. In March 1995, MEDIQ announced that its special committee had authorized Lazard Freres & Co. to solicit offers for MEDIQ, its wholly owned subsidiary, PRN Holdings, Inc. ("PRN"), and its investments in PCI Services, Inc. ("PCI") and the Company, from various groups that had expressed an interest in pursuing a transaction with MEDIQ and from other persons. MEDIQ also announced at that time that its special committee would consider offers for MEDIQ, or for one or more of its various businesses or for its investments in PCI and the Company. From January 1995 until October 1995, MEDIQ's special committee continued to explore and analyze possible strategic alternatives to enhance stockholder value. During this period of time, MEDIQ received an unsolicited inquiry from a third party expressing an interest in acquiring the Company. In response to this inquiry and the process undertaken by MEDIQ to explore its strategic alternatives, in June 1995 the Company decided to reevaluate its strategic plan and to analyze all possible alternatives available to enhance stockholder value. In this regard, the Board of Directors decided that it was appropriate to appoint a special committee of independent directors, comprised of Frederick W. McCarthy and Dennis M. Newnham (the "Special Committee"), to retain a financial advisor on behalf of the Company and to consider, among other things, issues relating to a potential business combination transaction or sale of the Company. On June 19, 1995, the Company announced that its Board of Directors had formed the Special Committee and that the Special Committee had retained Wasserstein Perella & Co., Inc. ("Wasserstein Perella") as financial advisors to assist the Special Committee in exploring strategic alternatives for the Company. The Company advised the third party who had made the unsolicited inquiry to MEDIQ concerning a possible acquisition of the Company that the Company had formed the Special Committee and had engaged Wasserstein Perella to proceed with an orderly review of the Company's strategic alternatives and that the third party was welcome to submit a proposal for the Board's consideration. However, the Company did not receive such a proposal from this third party.

  To facilitate the process of identifying and analyzing potential strategic opportunities, Wasserstein Perella recommended that the Company solicit interest from third parties in an effort to identify and communicate with potential acquirors and investors. In this regard, the Board of Directors of the Company authorized management, with the assistance of Wasserstein Perella and the Company's legal advisors, to prepare a confidential information package for distribution to potential acquirors and investors and to enter into confidentiality agreements with such potential acquirors and investors. As a result of these efforts, between October 1995 and March 1996, contacts were made with, and proposals were received from, several potential acquirors and investors who expressed an interest in acquiring all or a portion of the Company pursuant to either a recapitalization or cash merger.

  In addition to receiving proposals from these third parties, in April 1996 the Company received a proposal from MEDIQ pursuant to which MEDIQ proposed that the Company purchase all of the 4,037,258 shares (the "MEDIQ Shares") of Company Common Stock owned by MIS (the "MEDIQ Proposal"). Pursuant to this proposal, MEDIQ proposed that the Company buy all of the MEDIQ Shares at a per share price of $10.00 for an aggregate purchase price of approximately $40,370,000. Pursuant to the MEDIQ Proposal, 1,782,000 of the MEDIQ Shares would be purchased by the Company for cash (approximately $17,820,000). The remaining $22,550,000 of the aggregate purchase price, representing the price to be paid for the MEDIQ Shares held in escrow (the "MEDIQ Escrowed Shares") in support of MEDIQ's 7 1/2% Subordinated Debentures due 2003 (the "MEDIQ Bonds"), would be paid by the Company pursuant to a promissory note (the "Note") as the MEDIQ Escrowed Shares were released from escrow pursuant to the terms of the indenture relating to the MEDIQ Bonds (the "MEDIQ Indenture") and the terms of an escrow agreement relating thereto (the "Escrow Agreement"). MEDIQ also proposed that the Note bear interest at 7 1/2% per annum and be secured by a letter of credit. Finally, MEDIQ proposed that (i) during the period in which the balance of the Note remained outstanding, and unless the Company were in default under the Note, MEDIQ would vote the MEDIQ Escrowed Shares in a manner directed by the Company, and (ii) MEDIQ would agree not to acquire any additional shares of Company Common Stock.

  Under the MEDIQ Indenture, holders of MEDIQ Bonds are permitted to exchange their MEDIQ Bonds for MEDIQ Escrowed Shares at an initial exchange rate of
65.3595 shares for each $1,000 principal amount of MEDIQ Bonds tendered for exchange (as adjusted pursuant to the terms of the MEDIQ Indenture, the "Exchange Rate"). Accordingly, based on the current Exchange Rate, each $15.30 principal amount of MEDIQ Bonds may be exchanged for one MEDIQ Escrowed Share. The Indenture also provides that, in lieu of delivering MEDIQ Escrowed Shares to holders of MEDIQ Bonds who exercise their exchange rights, MEDIQ may deliver cash in an amount equal to the value of the MEDIQ Escrowed Shares otherwise required to be delivered to such holders.

  After considering the proposals presented by the potential acquirors and investors, as well as the MEDIQ Proposal, in consultation with Wasserstein Perella and the Special Committee's legal advisors, in May 1996 the Special Committee concluded that a proposal presented by one of the potential acquirors (the "Bidder") concerning a leveraged recapitalization merger (the "Recapitalization Merger Proposal") would be more likely to maximize long-term stockholder value than the other proposals received by the Company, including the MEDIQ Proposal. Accordingly, the Special Committee recommended that the Company reject all of the proposals except the Recapitalization Merger Proposal and negotiate with the Bidder. Pursuant to the Recapitalization Merger Proposal, the Bidder proposed that a newly formed corporation ("Newco") organized and capitalized by the Bidder be merged into the Company (the "Merger") with each share of Company Common Stock outstanding immediately prior to the Merger being converted into the right to retain one share of Company Common Stock and $8.50 in cash (the "Mixed Merger Consideration"). In lieu of receiving the Mixed Merger Consideration, a holder of Company Common Stock was to be given the right to elect to receive in cash (a "Cash Election") from the Company following the Merger an amount equal to $9.50 for each share of Company Common Stock held by such holder (a "Cash Electing Share") immediately prior to the Merger (the "Cash Merger Consideration"). The Recapitalization Merger Proposal provided that MEDIQ and MIS (the "MEDIQ Entities") would agree to make a Cash Election with respect to all shares of Company Common Stock owned by them. In addition, the Bidder proposed that an aggregate number of shares of Company Common Stock (the "Minimum Retained Shares Amount") be retained by existing stockholders of the Company such that, if only the MEDIQ Entities elected to receive the Cash Merger Consideration, the remaining stockholders of the Company would own collectively approximately 38% of the equity of the Company and the Bidder would own the remaining 62% equity interest in the Company. Accordingly, holders of Company Common Stock who made a Cash Election were to receive the Mixed Merger Consideration on a pro rata basis to the extent that the aggregate number of shares of Common Stock with respect to which the holders thereof made a Cash Election exceeded the difference between the total outstanding shares of Company Common Stock immediately prior to the Merger and the Minimum Retained Shares Amount.

  In addition, pursuant to the Recapitalization Merger Proposal, certain members of the Company's management would have a continuing investment in the Company following the Merger. In this regard, the Recapitalization Merger Proposal contemplated that the shares of Common Stock held by these members of management would be exchanged for a combination of cash and common stock of Newco based on the value of the Mixed Merger Consideration. The equity interest of management in Newco, together with the Bidder's equity interest in Newco, would then be converted into an equity interest in the Company following the Merger of Newco into the Company.

  Between May and August 1996, the Company and the Bidder exchanged information and continued to negotiate the terms of a proposed leveraged recapitalization of the Company. As part of the Bidder's due diligence process, the Company provided the Bidder with certain financial projections. In June 1996, after reviewing certain revised financial projections which the Company had provided to the Bidder, the Bidder revised its proposal to decrease the Cash Merger Consideration from $9.50 per share to $8.63 per share (the "Revised Proposal"). After considering the Revised Proposal, the Special Committee concluded that the effect of the Revised Proposal on the Company would not maximize long-term stockholder value. In arriving at this conclusion, the Special Committee considered, among other things, the fact that the Special Committee believed that the Company's Common Stock was undervalued. Accordingly, the Special Committee recommended that the Board reject the Revised Proposal. Negotiations continued and the Bidder indicated a willingness to increase its offer for the Cash Merger Consideration to $8.875, at which point the Special Committee made no recommendation and the Board of Directors concluded that this revised offer continued to be unacceptable. Finally, the Bidder indicated that it might be willing to return to the terms of its original proposal of a Cash Merger Consideration of $9.50 which the Special Committee and the Board of Directors had previously approved, provided that the parties could agree to the terms and conditions of management's continuing investment in the Company. Following further negotiations in July 1996, the Company and the Bidder failed to reach agreement on the amount of the Cash Merger Consideration and the terms of management's continuing investment at which time the Company and the Bidder terminated negotiations.

  In July 1996, the Company received a revised proposal from MEDIQ pursuant to which MEDIQ requested that the Company reconsider a transaction involving the purchase of the MEDIQ Shares (the "Revised MEDIQ Proposal"). Pursuant to this proposal, MEDIQ proposed that the Company buy all of the MEDIQ Shares at a per share price of $9.25 per share for an aggregate purchase price of approximately $37,380,000. Pursuant to the Revised MEDIQ Proposal, 1,782,000 of the MEDIQ Shares would be purchased by the Company for cash (approximately $16,480,000). The remaining $20,900,000 of the aggregate purchase price, representing the price to be paid for the MEDIQ Escrowed Shares, would be paid by the Company pursuant to the Note as the MEDIQ Escrowed Shares were released from escrow pursuant to the terms of the MEDIQ Indenture. MEDIQ also proposed that the Note bear interest at 8% per annum and be secured by a letter of credit. Finally, MEDIQ proposed that (i) the Company would be required to pay MEDIQ no more than $4,000,000 under the Note in any one year except in the case of a default, (ii) in the event that MEDIQ Bonds were tendered for exchange and the Company was not required to pay MEDIQ as a result of the foregoing restriction, MEDIQ would continue to hold the MEDIQ Escrowed Shares and the interest rate on the portion of the Note owing with respect to such shares would be variable to match MEDIQ's cost of funds, and (iii) any gain realized by MEDIQ (i.e., any benefit arising from the spread between $9.25 and the Exchange Rate which would be realized by MEDIQ if the MEDIQ Bonds were exchanged) upon the exchange of MEDIQ Bonds for such shares in excess of $4,000,000 would be shared equally by MEDIQ and the Company .

  After considering the Revised MEDIQ Proposal, the Special Committee concluded that the Revised MEDIQ Proposal might present a favorable transaction for the Company and its stockholders and authorized management to initiate discussions with MEDIQ. In particular, the Special Committee believed that the interests of the Company and its stockholders might best be served if the Company were to take advantage of MEDIQ's desire for liquidity by purchasing the MEDIQ Shares at a favorable price and on other favorable terms. In addition, the Special Committee concluded that the acquisition by the Company of the MEDIQ Shares would reduce the risk that MEDIQ's desire for liquidity would lead the Company into a transaction or transactions that may not be consistent with maximizing long-term stockholder value for all of the stockholders of the Company. Based on the conclusions of the Special Committee, the Company indicated to MEDIQ a willingness to accept the Revised MEDIQ Proposal, provided that MEDIQ agree to certain modifications. These modifications included a revised per share purchase price of $9.00 (resulting in an aggregate purchase price of $36,335,322) (the "Purchase Price") and an interest rate on the Note of 7 1/2%. In addition, the Company believed that it should receive the entire benefit of any increase in the value of the MEDIQ Escrowed Shares, and accordingly, proposed that it should be permitted to purchase MEDIQ Escrowed Shares at $9.00 per share regardless of any increases in the market value of the Company Common Stock. MEDIQ agreed to the Purchase Price and an interest rate of 7 1/2% as proposed by the Company. However, MEDIQ was not agreeable to the Company's proposal that it receive the entire benefit of any increase in the value of the MEDIQ Escrowed Shares.

  After further negotiations, the Company and MEDIQ agreed that to the extent that a holder of a MEDIQ Bond presents such MEDIQ Bond for exchange, MEDIQ would be permitted to deliver MEDIQ Escrowed Shares to such holder and the principal amount of the Note would be reduced by the sum of the Purchase Price for such MEDIQ Escrowed Shares plus an amount (the "Excess Cash Amount") equal to the difference between (i) $1,000 divided by the then Exchange Rate and
(ii) $9.00, provided that, in lieu of the reduction in the principal amount of the Note in an amount equal to the Excess Cash Amount, the Company may elect to receive in cash from MEDIQ an amount equal to such Excess Cash Amount. In addition, the parties agreed that the interest rate on the Note would be incrementally reduced over time beginning after eighteen months following the closing. The parties also conditioned the MEDIQ Stock Repurchase upon the Company receiving the favorable vote of its stockholders other than MEDIQ and MIS and upon the receipt by each of the Company and MEDIQ of fairness opinions to the effect that the MEDIQ Stock Repurchase is fair from a financial point of view to their respective stockholders.

  Based upon the terms of the MEDIQ Stock Repurchase described above, the Special Committee recommended that the Board of Directors of the Company approve the terms of the MEDIQ Stock Repurchase. On September 5, 1996, the Board met to discuss the Special Committee's recommendation and unanimously approved the MEDIQ Stock Repurchase (with Michael Sandler, an executive officer of MEDIQ, abstaining). Thereafter, the Company announced the event and the Company and MEDIQ entered into a Stock Purchase Agreement dated September 18, 1996 (the "Original Stock Purchase Agreement").

  On November 20, 1996, the Special Committee recommended that the Board of Directors of the Company approve, and the Board of Directors approved, amendments to the terms of the Original Stock Purchase Agreement to provide, among other things, that (i) at the closing of the MEDIQ Stock Repurchase (the "MEDIQ Closing"), the Company would purchase for $9.00 per share the MEDIQ Shares other than the MEDIQ Shares then held in escrow pursuant to the terms of the MEDIQ Indenture, and (ii) at the MEDIQ Closing, the Note to be delivered by the Company to MEDIQ shall have an original principal amount equal to the aggregate number of MEDIQ Escrowed Shares then held in escrow pursuant to the terms of the MEDIQ Indenture, multiplied by $9.00. Accordingly, on November 20, 1996, the Company, MEDIQ and MIS entered into the Stock Purchase Agreement. The principal purpose of the amendment and restatement of the Original Stock Purchase Agreement was to permit MEDIQ to repurchase MEDIQ Bonds and thereby release MEDIQ Escrowed Shares from escrow prior to the MEDIQ Closing.

FINANCING

  General. In connection with the MEDIQ Stock Repurchase, the Company has received a commitment (the "Senior Debt Commitment") from a lender (the "Senior Lender") to provide senior financing in the aggregate principal amount of $60,000,000 (the "Senior Debt Financing") and a commitment (the "Subordinated Debt Commitment") from a lender (the "Subordinated Lender") to provide senior subordinated financing in the aggregate principal amount of up to $15,000,000 (the "Subordinated Debt Financing" and, together with the Senior Debt Financing, the "Debt Financing"). Consummation of the Senior Debt Financing and the Subordinated Debt Financing is subject to various conditions discussed below. In addition, the actual terms of the Senior Debt Financing and the Subordinated Debt Financing may differ significantly from those set forth below as a result of the Senior Lender's and Subordinated Lender's due diligence reviews and negotiations between the parties.

  Senior Debt Financing. Pursuant to the Senior Debt Commitment, the Senior Lender has agreed to provide the Company with senior secured credit facilities in the aggregate principal amount of $60,000,000 (the "Senior Debt"), consisting of (i) a $20,000,000 term loan (the "Term Loan A"), (ii) a $15,000,000 term loan (the "Term Loan B" and, together with the Term Loan A, the "Term Loans"), (iii) a $20,000,000 letter of credit to support the Note relating to the MEDIQ Stock Repurchase (the "Stock Repurchase Letter of Credit"), (iv) a $17,300,000 revolving credit facility (the "Revolving Credit Facility"), and (v) a $7,700,000 letter of credit to support the Company's Variable Rate Industrial Development Bonds (the "IDB Letter of Credit" and, together with the Stock Repurchase Letter of Credit, the "Letters of Credit"). The Senior Debt Commitment provides that the Company shall use the Senior Debt Financing to finance the MEDIQ Stock Repurchase, to refinance the Company's existing indebtedness, to satisfy the Company's working capital requirements and for general corporate purposes not otherwise prohibited by the terms of the Senior Debt Commitment. Pursuant to the terms of the Senior Debt Commitment, at the closing of the Senior Debt Financing (the "Senior Debt Closing"), $15,000,000 of the Term Loan A will be drawn by the Company and the Stock Repurchase Letter of Credit will be issued by the Senior Lender. The Term Loan B and the balance of the Term Loan A will be advanced only to fund drawings under the Stock Repurchase Letter of Credit. The Senior Debt Commitment also provides that the subsidiaries of the Company shall guarantee the obligations of the Company under the Senior Debt Financing.

  Pursuant to the Senior Debt Commitment, the Term Loan A will consist of a $20,000,000 term loan having a final maturity of five years following the Senior Debt Closing and will be used by the Company to fund the acquisition of the MEDIQ Shares pursuant to the MEDIQ Stock Repurchase and to refinance certain existing indebtedness of the Company. The Senior Debt Commitment provides that the Term Loan A will amortize in quarterly payments aggregating $1,500,000 during the first year following the Senior Debt Closing, $3,750,000 during the second year following the Senior Debt Closing, $4,500,000 during the third year following the Senior Debt Closing, $5,000,000 during the fourth year following the Senior Debt Closing and $5,250,000 during the fifth year following the Senior Debt Closing.

  Pursuant to the Senior Debt Commitment, the Term Loan B will consist of a $15,000,000 term loan having a final maturity of seven years following the Senior Debt Closing and will be used by the Company to fund the acquisition of the MEDIQ Shares pursuant to the MEDIQ Stock Repurchase. The Senior Debt Commitment provides that the Company shall make interest payments on the Term Loan B only during the first through the fifth years following the Senior Debt Closing, and the Term Loan B will amortize in eight quarterly payments aggregating $15,000,000 during the sixth and seventh years following the Senior Debt Closing.

  Pursuant to the Senior Debt Commitment, the Revolving Credit Facility will consist of a $17,300,000 revolving loan having a final maturity of five years following the Senior Debt Closing and will be used by the Company for working capital and other general corporate purposes. Advances under the Revolving Credit Facility will be subject to a borrowing base anticipated to be 85% of the Company's eligible accounts receivable and 50% of the Company's eligible inventory. The actual advance rates and eligibility definitions will be subject to a due diligence review by the Senior Lender of the Company's collateral. The Senior Debt Commitment provides that the Company shall pay the entire outstanding balance of the Revolving Credit Facility on the maturity date.

  Under the terms of the Senior Debt Commitment, the Senior Debt will be cross-collateralized by a first priority security interest in all tangible and intangible assets of the Company and its subsidiaries. The Company will be required to prepay the Term Loans from excess cash flow and the net proceeds of certain asset sales and equity and debt offerings, and, subject to LIBOR break-up fees, the Company will be permitted to make voluntary prepayments. Pursuant to the Senior Debt Commitment, the Company will be required to pay at the Senior Debt Closing a fee to the Senior Lender equal to 1.5% of the aggregate principal amount of the Senior Debt. In addition, the Company will be required to pay an agent's fee of $10,000 per annum and a commitment fee payable quarterly at a rate of 0.375% per annum on the average daily unused portion of the Revolving Credit Facility and the Term Loan B during any period for which the ratio (the "Funded Debt Ratio") of the Company's total funded debt to its earnings before interest, taxes, depreciation and amortization ("EBITDA") is less than 3.5, and at a rate of 0.50% per annum if the Funded Debt Ratio is greater than or equal to 3.5.

  The Senior Debt Commitment provides that interest on the Term Loan A and amounts outstanding under the Revolving Credit Facility will be payable according to, at the Company's option, an alternate base rate based on the Senior Lender's base rate (or the Federal funds rate plus 0.50%, if higher) plus 0.25% to 1.00% (depending on the Funded Debt Ratio) or LIBOR plus 1.75% to 2.50% (depending on the Funded Debt Ratio). Outstanding amounts under the Term Loan B will be payable according to, at the Company's option, an alternate base rate based on the Senior Lender's base rate plus 1.5% (or the Federal funds rate plus 0.50%, if higher) or LIBOR plus 3.00%. Overdue amounts outstanding on the Senior Debt will bear interest at 2% above the otherwise applicable interest rate, pursuant to the terms of the Senior Debt Commitment. Interest on the Senior Debt will be payable at the end of each fiscal quarter of the Company, if based on the alternate base rate, and at the end of each Interest Period (as hereinafter defined), or quarterly, if earlier, if based on LIBOR. The "Interest Periods" are defined in the Senior Debt Commitment as one, two, three or six months, subject to availability. The Senior Debt Commitment also provides that fees on the Letters of Credit shall be payable by the Company quarterly in arrears at a per annum rate equal to 1.75% to 2.50% (depending on the Funded Debt Ratio) times the maximum amount to be drawn under the applicable Letter of Credit.

  Consummation of the Senior Debt Financing is subject to the satisfaction of certain conditions precedent, including, without limitation, completion by the Senior Lender of due diligence, satisfactory representations and warranties, satisfactory collateral examination and appraisals and environmental reports on owned real estate, and satisfaction of certain minimum net worth and Funded Debt Ratio requirements. Pursuant to the Senior Debt Commitment, the Company will be subject to certain customary financial covenants satisfactory to the Senior Lender including, without limitation, minimum requirements with respect to the Funded Debt Ratio, the ratio of EBITDA to interest expense and net worth. The Company will also be subject to, among other things, (i) limitations on capital expenditures, liens, indebtedness, contingent liabilities, dividends, distributions, mergers, acquisitions and assets sales, and (ii) customary events of default including, without limitation, cross default with respect to other indebtedness and change of control.

  Subordinated Debt Financing. Pursuant to the Subordinated Debt Commitment, the Subordinated Lender has agreed to provide the Company with an aggregate principal amount of up to $15,000,000 in the form of senior subordinated notes (the "Senior Subordinated Notes") issued to the Subordinated Lender. The Senior Subordinated Notes will mature approximately seven years from the closing of the Subordinated Debt Financing (the "Subordinated Debt Closing") and will bear interest at the greater of (i) 11 1/2% per annum or (ii) the average yield on seven year Treasury Bonds as reported in the Wall Street Journal for the previous five business days prior to the Subordinated Debt Closing, plus 4.5%. Interest on the Senior Subordinated Notes will be payable quarterly in arrears, commencing on the first calendar quarter following the Subordinated Debt Closing. Interest on any overdue interest and principal payments will accrue at a rate of 2% in excess of the applicable interest rate on the Senior Subordinated Notes. The Company may redeem the Senior Subordinated Notes in whole or in part at any time after three and one-half years following the Subordinated Debt Closing at a redemption price equal to the product of the principal amount thereof multiplied by the Call Premium (as hereinafter defined), plus accrued interest. Pursuant to the Subordinated Debt Commitment, the "Call Premium" is defined as an amount equal to 103% if redemption occurs between three and one-half years and four years following the Subordinated Debt Closing, 102% if redemption occurs between four years and five years following the Subordinated Debt Closing, 101% if redemption occurs between five years and six years following the Subordinated Debt Closing, and 100% if redemption occurs after six years following the Subordinated Debt Closing. Subject to the requirements of the Senior Debt Financing, following receipt by the Company of proceeds from the issuance of certain debt, equity or hybrid securities or from the disposition of certain assets, the Company will be required to redeem the Senior Subordinated Notes at the same price as if the Company had exercised its optional redemption rights. Pursuant to the Subordinated Debt Commitment, the Senior Subordinated Notes will rank junior to an amount of "Senior Indebtedness" (which shall include the Senior Debt) in an amount not to exceed the greater of (i) 110% of $55,000,000 less all permanent payments of principal thereof made and commitment reductions thereunder and (ii) $25,000,000. Any other future indebtedness of the Company will rank junior to the Senior Subordinated Notes. The Senior Subordinated Notes will have the benefit of subordinated guarantees from each entity guaranteeing any Senior Indebtedness and the Senior Debt.

  Pursuant to the Subordinated Debt Commitment, the Company will issue to the Subordinated Lender warrants (the "Warrants") to purchase an aggregate of 4.5% of the Company's Common Stock, on a fully- diluted basis (assuming the repurchase of all of the MEDIQ Shares). The Warrants will be exercisable for a period of ten years and will be exercisable at a price per share equal to $9.00. In connection with the issuance of the Warrants, the Subordinated Lender will be entitled to demand and "piggy-back" registration rights with respect to the shares of Company Common Stock underlying the Warrants.

  Pursuant to the Subordinated Debt Commitment, the Company will be required to pay at the Subordinated Debt Closing a fee to the Subordinated Lender equal to 1.5% of the aggregate principal amount of the Senior Subordinated Notes.

  The Subordinated Debt Commitment provides that the Company and the Subordinated Lender will enter into, among other agreements, a Note and Warrant Purchase Agreement (the "Purchase Agreement") containing customary representations and warranties. In addition, the Purchase Agreement will contain customary affirmative and negative covenants satisfactory to the Subordinated Lender. Affirmative covenants will include, without limitation, compliance with laws, maintenance of all licenses, regulatory good standing, insurance, payment of taxes, reporting and delivery of audited financial statements and other financial information to the

Subordinated Lender. Negative covenants will include, without limitation, limitations on business activities, limitations on liens, limitations on additional indebtedness, contingent obligations and preferred stock of the Company (with exceptions for additional working capital), limitations on dividends or payments on the capital stock of the Company, limitations on the redemption or repurchase of capital stock of the Company, limitations on the sale of assets and subsidiary stock and transactions with affiliates, limitations on mergers and consolidations, limitations on investments and joint ventures and limitations on changes of control. The Purchase Agreement will also contain customary financial covenants including, without limitation, minimum requirements with respect to the Company's EBITDA, minimum interest coverage ratio requirements, minimum net worth requirements, maximum total debt to twelve-month EBITDA and minimum fixed charges ratio requirements. Certain of the affirmative and negative covenants will continue in effect after payment in full of the Senior Subordinated Notes for so long as the Warrants are outstanding. The Purchase Agreement will also contain standard default provisions including, without limitation, failure to pay principal or interest on the Senior Subordinated Notes when due, failure to comply with covenants under the Purchase Agreement, cross-payment default and cross-acceleration on material obligations of the Company, certain events of bankruptcy involving the Company and change of control of the Company.

  Consummation of the Subordinated Debt Financing is subject to the satisfaction of certain conditions precedent, including, without limitation, completion by the Subordinated Lender of business, legal and regulatory due diligence, consummation of the Senior Debt Financing and issuance of the Warrants to the Subordinated Lender.

FAIRNESS OPINION

  On November 20, 1996, Wasserstein Perella delivered its written opinion to the Special Committee that, as of such date, the consideration to be paid by the Company to MEDIQ pursuant to the Stock Purchase Agreement is fair from a financial point of view to the Company and to the holders of Common Stock of the Company other than MEDIQ and its affiliates. No limitations were imposed by the Special Committee upon Wasserstein Perella with respect to the investigations made or the procedures followed by it in rendering its opinion.

  The full text of the written opinion of Wasserstein Perella, dated November 20, 1996, which sets forth assumptions made and matters considered, appears as Exhibit B to this Proxy Statement. Holders of the Company's Common Stock are urged to read this opinion in its entirety. Wasserstein Perella's opinion was directed only to the fairness, from a financial point of view to the Company and to the holders of Common Stock of the Company other than MEDIQ and its affiliates, of the consideration to be paid by the Company to MEDIQ pursuant to the Stock Purchase Agreement. In the course of performing its services as financial advisor to the Special Committee, Wasserstein Perella reviewed the financial terms of other proposed transactions between the Company and MEDIQ as well as among the Company and other third parties. In rendering its opinion, Wasserstein Perella did not consider the financial terms of such other proposed transactions nor did it compare the financial terms of such other transactions with those of the MEDIQ Stock Repurchase. In connection with its review of the terms of the financing arrangements proposed to be entered into by the Company to finance the MEDIQ Stock Repurchase, Wasserstein Perella only reviewed the terms of the Senior Debt Commitment and the Subordinated Debt Commitment, and, accordingly, the terms contained in the definitive agreements relating to such financing could affect its opinion. Wasserstein Perella's opinion was delivered for the information of the Special Committee and does not constitute a recommendation as to how any holder of the Company's Common Stock should vote at the Annual Meeting with respect to the MEDIQ Stock Repurchase. This summary of the opinion of Wasserstein Perella is qualified in its entirety by reference to the full text of such opinion.

  In connection with rendering its opinion, Wasserstein Perella: (i) reviewed the Stock Purchase Agreement, the MEDIQ Indenture, the Escrow Agreement, the form of MEDIQ Bond, the form of the Note, the Senior Debt Commitment and the Subordinated Debt Commitment; (ii) reviewed certain publicly available business and financial information related to the Company for recent years and interim periods to date; (iii) reviewed certain internal financial and operating information and analyses, and reviewed projected financial information consisting of the Company's 1996 budget and updates thereof and the Company's preliminary 1997 budget (collectively, the "Budget"), in each case prepared by the Company and provided to Wasserstein Perella for the purposes of its analysis, and Wasserstein Perella met with management of the Company to review and discuss such information and, among other matters, the Company's business, operations, assets, financial condition and prospects; (iv) reviewed certain publicly available historical stock prices and trading volumes of the Company's Common Stock; (v) compared certain publicly available financial and stock market data of the Company with similar data for certain other publicly traded companies which Wasserstein Perella deemed generally comparable, in certain respects, to the Company; (vi) reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the private label health and beauty aids and over-the-counter pharmaceutical industries specifically, and in other industries generally; and (vii) performed such other studies, analyses and investigations as Wasserstein Perella considered appropriate.

  In its review and analysis and in the formulation of its opinion, Wasserstein Perella assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with Wasserstein Perella or publicly available, and Wasserstein Perella did not assume any responsibility for independent verification of any of such information. Wasserstein Perella also relied upon the reasonableness and accuracy of the analyses and the Budget provided to Wasserstein Perella and assumed, with the consent of the Company, that such analyses and Budget were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management, and expressed no opinion with respect to such analyses and Budget or the assumptions upon which they were based. In addition, Wasserstein Perella did not review any of the books and records of the Company or assume any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company. Wasserstein Perella's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated as of the date of the opinion.

INFORMATION CONCERNING THE FINANCIAL ADVISOR

  Wasserstein Perella is an internationally recognized investment banking firm and, as a customary part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, private placements, and valuations for corporate and other purposes. The Special Committee selected Wasserstein Perella because of its expertise, reputation and familiarity with the Company and the private label health and beauty aids industry.

  In the ordinary course of Wasserstein Perella's business, Wasserstein Perella may actively trade in the equity and debt securities of the Company and MEDIQ for Wasserstein Perella's own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

  Pursuant to a letter agreement dated June 19, 1995 (the "Wasserstein Perella Engagement Letter"), the Special Committee engaged Wasserstein Perella as financial and strategic advisor to the Special Committee to provide certain financial advisory and investment banking services to the Special Committee. See "Proposal Number 4--Approval of the MEDIQ Stock Repurchase--Background." Pursuant to the Wasserstein Perella Engagement Letter, the Company agreed to pay Wasserstein Perella a retainer fee of $150,000 (the "Retainer Fee") and certain additional fees in connection with a sale of the Company (which additional fees were not received by Wasserstein Perella because no such sale was consummated). Pursuant to the Wasserstein Perella Engagement Letter, the Company agreed to reimburse Wasserstein Perella for reasonable expenses incurred by Wasserstein Perella, subject to certain limitations, including fees and disbursements of counsel, and to indemnify Wasserstein Perella against certain liabilities in connection with its engagement.

  Pursuant to a letter agreement dated October 22, 1996, the Company and Wasserstein Perella amended the Wasserstein Perella Engagement Letter to provide that, if requested by the Special Committee, Wasserstein Perella would provide an opinion to the Special Committee with respect to the adequacy and fairness, from a financial point of view, of the consideration to be received in a sale of the Company or the consideration to be received or paid in a strategic transaction (the "Opinion"). The parties also provided that upon delivery of the Opinion the Company would pay to Wasserstein Perella a fee of $350,000. In addition, pursuant to a letter agreement dated October 23, 1996, the Company and Wasserstein Perella amended the Wasserstein Perella Engagement Letter to provide that upon the closing of the purchase by the Company of all or a portion of MEDIQ's interest in the Company, the Company will pay to Wasserstein Perella a financial advisory fee of $250,000, provided that the Retainer Fee will be credited against such financial advisory fee.

PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma condensed consolidated balance sheets and income statements of the Company (collectively, the "Pro Forma Condensed Financial Statements") were prepared to present the estimated effects of the MEDIQ Stock Repurchase as if the transaction had occurred as of October 1, 1995. The Pro Forma Condensed Financial Statements do not purport to represent what the Company's financial position or results of operations would actually have been if such transaction in fact had occurred on such date or at the beginning of the period indicated or to project the Company's financial position or results of operations for any future date or period. The Pro Forma Condensed Financial Statements are based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith.

                            NUTRAMAX PRODUCTS, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AT SEPTEMBER 28, 1996
                                  (UNAUDITED)

                                                        PRO FORMA
                                            HISTORICAL  ADJUSTMENTS  PRO FORMA
                                            ----------  -----------  ---------
                                                      (IN THOUSANDS)
ASSETS:
  Total current assets.....................  $32,882                   $32,882
  Property, plant and equipment, net.......   29,207                    29,207
  Goodwill, net............................   13,415                    13,415
  Other assets.............................    7,374       1,300(1)      8,674
                                             -------    --------       -------
                                             $82,878    $  1,300       $84,178
                                             =======    ========       =======
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable and accrued expenses....  $ 8,893                   $ 8,893
  Current maturities of long-term debt.....   14,498     (11,518)(2)     2,980
                                             -------    --------       -------
    Total current liabilities..............   23,391     (11,518)       11,873

Long term debt, less current maturities....   11,780      49,544 (2)    61,324
Other liabilities..........................    1,890                     1,890
Stockholders' equity.......................   45,817     (36,335)(3)     9,091
                                                          (1,200)(4)
                                                             809 (5)
                                             -------    --------       -------
                                             $82,878      $1,300       $84,178
                                             =======    ========       =======

--------
(1)Represents fees associated with the Debt Financing.

(2)Represents the net impact of refinancing existing debt with the Debt
Financing.

(3)Represents the impact of the MEDIQ Stock Repurchase.

(4)Represents fees associated with the MEDIQ Stock Repurchase and the Debt Financing.

(5)Represents the value of the Warrants to be issued in connection with the Subordinated Debt Financing.

                            NUTRAMAX PRODUCTS, INC.

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 28, 1996
                                  (UNAUDITED)

                                                 PRO FORMA
                               HISTORICAL       ADJUSTMENTS       PRO FORMA
                              ------------     -------------     ------------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...................   $     80,479                       $     80,479
Cost of sales...............         57,686                             57,686
                               ------------                       ------------
Gross profit................         22,793                             22,793
Selling, general &
 administrative expenses....         11,662                             11,662
                               ------------     -----------       ------------
Operating income............         11,131                             11,131
Other (charges)
  Interest expense..........         (1,479)            216 (1)         (5,505)
                                                     (3,810)(2)
  Interest income...........             95                                 95
  Other.....................           (384)                              (384)
                               ------------                       ------------
Income before income taxes..          9,363          (4,026)             5,337
Income taxes................          3,680           1,582 (3)          2,098
                               ------------     -----------       ------------
Net income..................   $      5,683          (2,444)      $      3,239
                               ------------     -----------       ------------
Earnings per share..........   $       0.67                       $       0.72
                               ------------                       ------------
Weighted average shares
 outstanding................          8,581              13 (4)          4,507
                                                     (4,037)(5)

--------
(1)Represents amortization of fees directly related to the Debt Financing.

(2) Represents the increase in interest expense that reflects total interest expense related to the MEDIQ Stock Repurchase, the refinancing of existing bank debt and the amortization of the value of the Warrants to be issued in connection with the Subordinated Debt Financing.

(3)Represents the tax effect of pro forma adjustments.

(4)Represents the equivalent shares associated with the Warrants as determined by the treasury stock method.

(5)Represents the total number of shares purchased from MEDIQ.

THE STOCK PURCHASE AGREEMENT

  The following description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit C. For purposes of the following description of the Stock Purchase Agreement, references to MEDIQ include MIS unless otherwise specified.

  General. On September 18, 1996, the Company and MEDIQ entered into the Original Stock Purchase Agreement, pursuant to which MEDIQ agreed to sell to the Company, and the Company agreed to purchase from MEDIQ, all 4,037,258 shares of Company Common Stock owned by MEDIQ, 2,254,902 of which were then held in escrow in support of the MEDIQ Bonds pursuant to the terms of the MEDIQ Indenture and the terms of the Escrow Agreement. On November 20, 1996, the Company and MEDIQ amended and restated the Original Stock Purchase Agreement to provide, among other things, that (i) at the MEDIQ Closing, the Company would purchase for $9.00 per share the MEDIQ Shares other than the MEDIQ Shares then held in escrow pursuant to the terms of the MEDIQ Indenture, and (ii) at the MEDIQ Closing, the Note to be delivered by the Company to MEDIQ shall have an original principal amount equal to the aggregate number of MEDIQ Escrowed Shares then held in escrow pursuant to the terms of the MEDIQ Indenture, multiplied by $9.00. The aggregate purchase price of the MEDIQ Shares is $36,335,332 representing a purchase price of $9.00 per share. Pursuant to the terms of the Stock Purchase Agreement, the MEDIQ Closing will be held on December 31, 1996 or on such other date as the Company and MEDIQ may mutually agree.

  As of November 20, 1996, there were a total of 2,254,902 MEDIQ Escrowed Shares. Subsequent to September 18, 1996, MEDIQ has repurchased an aggregate principal amount of MEDIQ Bonds representing 435,751 MEDIQ Escrowed Shares. Prior to the MEDIQ Closing, all 435,751 of such MEDIQ Escrowed Shares will be released from escrow and delivered to MEDIQ pursuant to the terms of the MEDIQ Indenture. If no additional MEDIQ Shares are released from escrow pursuant to the terms of the MEDIQ Indenture and the Escrow Agreement between the date hereof and the MEDIQ Closing (other than the foregoing 435,751 MEDIQ Escrowed Shares), the aggregate cash consideration to be paid by the Company to MEDIQ at the MEDIQ Closing will be $19,962,963 and the Note will have an original principal amount equal to $16,372,359. To the extent that additional MEDIQ Shares are released from escrow between the date hereof and the MEDIQ Closing (other than the foregoing 435,751 MEDIQ Escrowed Shares), the cash portion of the Purchase Price will increase by an amount equal to $9.00 multiplied by each MEDIQ Share so released and the original principal amount of the Note will decrease by an amount equal to $9.00 multiplied by each MEDIQ Share so released.

  Delivery of Escrowed Shares. The Stock Purchase Agreement provides that MEDIQ shall, as MEDIQ Escrowed Shares are released from escrow under the MEDIQ Indenture and the Escrow Agreement, upon three business days prior notice to the Company, deliver to the Company such MEDIQ Escrowed Shares upon receipt by MEDIQ from the Company of a prepayment of the Note in an amount equal to the Purchase Price of the MEDIQ Escrowed Shares so delivered. Notwithstanding the foregoing, the Company shall not be required to prepay the Note and accept delivery of any of the MEDIQ Escrowed Shares except in lots of no less than 50,000 shares; provided, however, if there are less than 50,000 MEDIQ Escrowed Shares remaining, the Company shall be required to prepay the Note upon delivery of such remaining MEDIQ Escrowed Shares.

  Cash in Lieu of MEDIQ Escrowed Shares. Pursuant to the Stock Purchase Agreement, to the extent that any holder of a MEDIQ Bond (other than MEDIQ) presents such MEDIQ Bond for exchange for MEDIQ Escrowed Shares in accordance with the terms of the MEDIQ Indenture and MEDIQ delivers MEDIQ Escrowed Shares to such holder, (i) the principal amount of the Note shall be reduced by an amount equal to the product of the number of MEDIQ Escrowed Shares so delivered by MEDIQ to such holder and $9.00, and (ii) the principal amount of the Note shall further be reduced by the Excess Cash Amount; provided, however, that in lieu of such further reduction in the principal amount of the Note under the foregoing clause (ii), the Company may elect to receive an amount in cash from MEDIQ equal to the Excess Cash Amount.

  Voting. MEDIQ agreed under the terms of the Stock Purchase Agreement that, from and after the MEDIQ Closing, (i) MEDIQ shall deliver to the Company an irrevocable proxy authorizing the Board of Directors of the

Company to vote all of the MEDIQ Escrowed Shares in the same proportion as the votes of all other shares of the Company's Common Stock at any meeting of the stockholders of the Company or in connection with any written consent of the Company's stockholders, and (ii) the Company shall be entitled to receive any and all dividends paid or payable with respect to the MEDIQ Escrowed Shares (other than dividends apportioned to the MEDIQ Escrowed Shares pursuant to the MEDIQ Indenture to which MEDIQ is not entitled); provided, however, that the obligations of MEDIQ under the foregoing clause (i) and the right of the Company to receive dividends pursuant to the foregoing clause (ii) shall terminate upon an event of default under the Note.

  Representations and Warranties. The Stock Purchase Agreement contains various customary representations and warranties of the Company and MEDIQ relating to, among other things, (i) the Company's and MEDIQ's organization and similar corporate matters, (ii) authorization, execution, delivery, performance and validity of the Stock Purchase Agreement and related matters,
(iii) absence of conflicts with law or contracts and related matters, (iv) governmental approvals and other third party consents, and (v) absence of broker's and finder's fees. In addition, the Stock Purchase Agreement contains a customary representation and warranty of MEDIQ relating to MEDIQ's ownership of the MEDIQ Shares and various customary representations and warranties of the Company relating to (a) documents filed by the Company with the SEC and the accuracy of the information contained therein, and (b) the Company's capitalization.

  Conditions Precedent. The Stock Purchase Agreement provides that the obligations of the Company to enter into and complete the transactions contemplated thereby are subject to, among other things, (i) the Company having received financing upon terms and for such amount necessary to fulfill its obligations under the Stock Purchase Agreement, (ii) the Company having received a favorable vote of its stockholders other than MEDIQ with respect to the consummation of the transactions contemplated by the Stock Purchase Agreement, (iii) the Board of Directors of the Company having received a fairness opinion from an internationally recognized investment banking firm to the effect that the transactions contemplated by the Stock Purchase Agreement are fair from a financial point of view to the stockholders of the Company (other than MEDIQ), and (iv) the Board of Directors of MEDIQ having received a fairness opinion from an internationally recognized investment banking firm to the effect that the transactions contemplated by the Stock Purchase Agreement are fair from a financial point of view to the stockholders of MEDIQ. On September 19, 1996, Howard, Lawson & Co. delivered its written opinion to MEDIQ that the price to be paid to MEDIQ pursuant to the Stock Purchase Agreement is fair to MEDIQ from a financial point of view. With respect to the fairness opinion received by the Company, see "Fairness Opinion" above.

  The Stock Purchase Agreement provides that the obligations of MEDIQ to enter into and complete the transactions contemplated thereby are subject to, among other things, (i) the Company having obtained and provided to MEDIQ the letter of credit securing the Company's obligations under the Note, (ii) the Company having received a favorable vote of its stockholders other than MEDIQ with respect to the consummation of the transactions contemplated by the Stock Purchase Agreement, (iii) the Board of Directors of the Company having received a fairness opinion from an internationally recognized investment banking firm to the effect that the transactions contemplated by the Stock Purchase Agreement are fair from a financial point of view to the stockholders of the Company (other than MEDIQ), and (iv) the Board of Directors of MEDIQ having received a fairness opinion from an internationally recognized investment banking firm to the effect that the transactions contemplated by the Stock Purchase Agreement are fair from a financial point of view to the stockholders of MEDIQ.

  Indemnification. The Stock Purchase Agreement provides that each of the Company and MEDIQ (each, an "Indemnifying Party") shall indemnify and hold the other party and its officers, directors and stockholders (each, an "Indemnified Party") harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, costs of investigation, penalties and reasonable attorneys' fees and disbursements which such Indemnified Party may suffer, incur or become subject to arising out of, based upon or otherwise in respect of any inaccuracy in or breach of any representation or warranty of the Indemnifying Party made in or pursuant to the Stock Purchase Agreement or any agreement or document required to be delivered pursuant to the Stock Purchase Agreement or any breach or nonfulfillment of any covenant or obligation of the Indemnifying Party contained in the Stock Purchase Agreement or such other agreements and documents.

  Termination. The Stock Purchase Agreement may be terminated and the transactions contemplated thereunder may be abandoned at any time prior to the MEDIQ Closing (i) by the Company or MEDIQ, if the MEDIQ Closing has not occurred by December 31, 1996, (ii) by mutual consent of the Company and MEDIQ, (iii) by the Company, if any representation or warranty of MEDIQ made in or pursuant to the Stock Purchase Agreement is untrue or incorrect in any material respect, MEDIQ breaches its covenants or other terms of the Stock Purchase Agreement or any of the Company's conditions precedent to the MEDIQ Closing contained therein are not satisfied on or before December 31, 1996, or any event or circumstance occurs such that any of such conditions will not be satisfied as of such date, or (iv) by MEDIQ, if any representation or warranty of the Company made in or pursuant to the Stock Purchase Agreement is untrue or incorrect in any material respect, the Company breaches the covenants or other terms of the Stock Purchase Agreement or any of MEDIQ's conditions precedent to the MEDIQ Closing contained therein are not satisfied on or before December 31, 1996 or any event or circumstance occurs such that any of such conditions will not be satisfied as of such date.

CERTAIN FACTORS AFFECTING FUTURE OPERATING RESULTS

  This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes its expectations are based upon reasonable assumptions within the bounds of its knowledge of its business operations, there can be no assurance that actual results will not differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: the inability of the Company to consummate the MEDIQ Stock Repurchase, the inability of the Company to consummate the Senior Debt Financing or the Subordinated Debt Financing on terms satisfactory to the Company, the timing of new product introductions by the Company, the timing of orders received from customers, the gain or loss of significant customers, changes in the mix of products sold, competition from other private label manufacturers, seasonal changes in the demand for the Company's products, increases in the cost of raw materials and changes in the retail market for health and beauty aids in general. For additional information concerning these and other important factors which may cause the Company's actual results to differ materially from expectations and underlying assumptions, please refer to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for Fiscal 1996.

           INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

  As described in "Proposal Number 4--Approval of the MEDIQ Stock Repurchase," MEDIQ and MIS beneficially owned an aggregate of 4,037,258 shares of Company Common Stock as of the date hereof, representing approximately 46.4% of the total outstanding shares as of the date hereof. Mr. Sandler, a Director of the Company, is Senior Vice President, Chief Financial Officer, Treasurer and a Director of MEDIQ, and, until October 1995, Mr. Korman, a Director of the Company, was the President, Chief Executive Officer and a Director of MEDIQ.
In addition, Mr. Korman beneficially owns in excess of 10% of the common stock of MEDIQ. Mr. Sandler also may be deemed to beneficially own certain shares of common stock of MEDIQ held in retirement accounts and certain shares that may be acquired upon the exercise of stock options, the aggregate number of which constitute less than 1% of the total outstanding shares of MEDIQ as of the date hereof. In addition, Messrs. Lepone, Gleklen, Manheimer and McCarthy beneficially own 18,327, 71,429, 500 and 10,000 shares, respectively, of MEDIQ common stock, which represent in the aggregate less than 1% of the total outstanding shares of MEDIQ common stock as of the date hereof. Mr. Gleklen also owns 15,790 shares of preferred stock of MEDIQ.

                        INFORMATION REGARDING DIRECTORS

  The Board of Directors of the Company held nine meetings during Fiscal 1996. During Fiscal 1996, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he was a member. The Board of Directors has established an Audit Committee, a Compensation Committee and a Stock Option Committee. The Audit Committee reviews the financial statements of the Company and the scope of the annual audit, monitors the Company's internal financial and accounting controls and recommends to the Board of Directors the appointment of independent certified public accountants. Messrs. Korman, McCarthy, Newnham and Sandler were members of the Audit Committee during Fiscal 1996. The Audit Committee met one time during Fiscal 1996. The Compensation Committee recommends the compensation levels of officers and employees of the Company to the Board of Directors. Messrs. Korman Lepone, McCarthy and Newnham were members of the Compensation Committee during Fiscal 1996. The Compensation Committee met one time during Fiscal 1996. Messrs. Korman, McCarthy and Newnham served as members of the Stock Option Committee during Fiscal 1996. The Stock Option Committee is responsible for administering the Company's stock option plans pursuant to authority delegated to it by the Board of Directors. The Stock Option Committee met one time during Fiscal 1996. The Board of Directors does not have a nominating committee.

  Directors who are officers or employees of the Company receive no compensation for service as Directors. Non-employee Directors each receive $10,000 for their service as Directors. During fiscal 1996 each non-employee Director also received a one time fee in the aggregate amount of $2,500 in connection with certain special meetings of the Board of Directors held during Fiscal 1996. In addition, in 1991 each non-employee Director received options under the 1988 Option Plan to purchase 25,000 shares of Company Common Stock at $6.00 per share, vesting in equal installments over the subsequent five years beginning on the first anniversary of the grant date. All Directors are reimbursed for expenses incurred in connection with attendance at meetings.

  In addition, during Fiscal 1996, each of Messrs. McCarthy and Newnham received $12,500 for serving on the Special Committee. See "Proposal Number 4--Approval of the MEDIQ Stock Repurchase."

  During Fiscal 1996, the Company paid Triumph Corporate Finance Group, Inc., of which Mr. McCarthy is Chief Executive Officer, $25,000 for services rendered to the Company in connection with the Company's acquisition of Mi-Lor Corporation, Professional Brushes, Inc. and Codent Dental Products, Inc.

  Set forth below is certain information regarding the Directors of the Company, including the five Directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Company.

                                                                       DIRECTOR
NAME                                                               AGE  SINCE
----                                                               --- --------
Donald M. Gleklen.................................................  60   1990
Bernard J. Korman.................................................  65   1990
Donald E. Lepone..................................................  52   1987
Dennis M. Newnham.................................................  56   1987
Michael F. Sandler................................................  50   1990

  The principal occupation and business experience during at least the last five years for each Director of the Company is set forth below.

  MR. GLEKLEN has been a Director of the Company since 1990. Mr. Gleklen is also President of Jocard Financial Services, Inc. (financial consulting services), a position he has held since September 1994, and he has been Chairman and Chief Executive Officer of Intellihealth, Inc. since July 1996 (provider of healthcare information to consumers). Mr. Gleklen served as Senior Vice President of Corporate Development of MEDIQ from 1985 to March 1994. Mr. Gleklen also served as Managing Partner of Brobyn Capital Partners (venture capital) from March 1994 to September 1994 and he currently serves as a Director of Gandalf Technologies, Inc. (telecommunications technology), New West Eyeworks, Inc. (retail eyewear stores), Lason, Inc. (provider of laser printing and imaging services) and Microleague Multimedia, Inc. (development and distribution of computer games).

  MR. KORMAN has been Chairman of the Board of Directors of the Company since August 1990. Mr. Korman served as President and Chief Executive Officer of MEDIQ from 1980 to October 1995 and as a Director from 1980 to January 1996. Mr. Korman is a Director of Kapson Senior Quarters Corp. (assisted living services), The New America High Income Fund (financial services), The Pep Boys, Inc. (automotive supplies), Today's Man, Inc. (retail men's clothing sales), Omega Healthcare Investors, Inc. (real estate investment trust) and InnoServ Technologies, Inc. (medical equipment support services).

  MR. LEPONE has been President, Chief Executive Officer and a Director of the Company since 1987.

  MR. NEWNHAM has been a Director of the Company since 1987. Mr. Newnham has been President and Chief Executive Officer of Tsumura International since March 1996. Before joining Tsumura International, Mr. Newnham was Chairman, President and Chief Executive Officer of Adirondack Beverages, Inc. from March 1995 to December 1995. Mr. Newnham was a venture capitalist consultant from March 1994 to March 1995. Mr. Newnham previously served as President and Chief Executive Officer of Lea & Perrins, Inc. (manufacturer of condiments) from 1983 to February 1994. Mr. Newnham is also a director of United Water Resources (a holding company for water related businesses).

  MR. SANDLER, a certified public accountant, has been a Director of the Company since July 1990, and was Chief Financial Officer and Treasurer of the Company from July 1990 to August 1994. He has been Senior Vice President-Finance and Chief Financial Officer since November 1988, Treasurer since 1991, and a Director since November 1994, of MEDIQ. He has also served as Vice President and Chief Financial Officer of PCI Services, Inc. from September 1991 to October 1996. He has served as Vice President of PRN, a wholly-owned subsidiary of MEDIQ, since May 1992, and also served as Chief Financial Officer of PRN from January 1989 to September 1992. Mr. Sandler also serves as a director of MHM Services, Inc. and InnoServ Technologies, Inc.

                              EXECUTIVE OFFICERS

  The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below.

NAME                            AGE                  POSITION
----                            ---                  --------
Robert F. Burns................  47 Vice President, Chief Financial Officer and
                                    Treasurer
Gary A. LeDuc..................  42 Vice President of Materials Management
Donald E. Lepone...............  52 President and Chief Executive Officer
John J. Manheimer..............  49 Vice President of Sales
James W. McGrath, Jr. .........  52 Vice President of Regulatory Affairs and
                                    Technical Services
Dennis M. Nolan................  52 Vice President of Operations
Richard C. Zakin...............  39 Vice President of Marketing

  MR. BURNS is a certified public accountant and has been Vice President, Chief Financial Officer and Treasurer of the Company since August 1994. From 1984 to August 1994, Mr. Burns served as Vice President of Finance for Tetley, Inc. (tea and coffee manufacturer), a subsidiary of Allied-Lyons PLC.

  MR. LEDUC is currently Vice President of Materials Management for the Company. Before becoming Vice President of Materials Management in May 1991, Mr. LeDuc was Vice President of Shareholder Relations for the Company from July 1990 to May 1991.

  MR. LEPONE has been President and Chief Executive Officer of the Company since 1987.

  MR. MANHEIMER has been Vice President of Sales for the Company since 1990.

  MR. MCGRATH has been Vice President of Regulatory Affairs and Technical Services for the Company since August 1994, and was Vice President of Operations for the Company from July 1993 to August 1994. He served as Director of Quality Assurance and Quality Control for the Company from September 1992 to June 1993. Mr. McGrath previously served as Director of Quality Assurance for Circa Pharmaceutical Co., Inc. (pharmaceutical manufacturer) from May 1991 to July 1992. He also served as Vice President of Technical Services for Nice-Pak Products (pharmaceutical manufacturer and consumer products manufacturer) from March 1990 to May 1991.

  MR. NOLAN joined the Company in August 1990 as Vice President of Operations. Prior to joining the Company, Mr. Nolan held various positions with CCL Custom Manufacturing, Inc. from 1990 until August 1996, including the position of Senior Vice President of Operations.

  MR. ZAKIN has been Vice President of Marketing for the Company since June 1993. He served as Vice President and General Manager of the Company from September 1992 to June 1993 and Vice President of Marketing for the Company from July 1990 to September 1992.

  Each of the executive officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

                              OTHER KEY EMPLOYEES

  In addition to the Directors and executive officers listed above, the following individuals are also expected to make significant contributions to the business of the Company.

NAME                        AGE                     POSITION
----                        ---                     --------
Michael C. Bill............  43 Vice President of Operations, Optopics
                                Laboratories Corporation (a subsidiary of the
                                Company)
Joseph F. Callaghan........  53 President and Chief Operating Officer, Powers
                                Pharmaceutical Corporation (a subsidiary of the
                                Company)
Jack M. Ernst..............  60 Vice President and General Manager, Oral Care
                                Division

                            EXECUTIVE COMPENSATION

  The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three years to the Company's Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1996.

SUMMARY COMPENSATION TABLE

  The following table shows for each of the last three fiscal years compensation paid by the Company to the Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1996.

                                                             LONG TERM COMPENSATION
                                                           ---------------------------
                                ANNUAL COMPENSATION          AWARDS       PAYOUTS
                             --------------------------    ---------- ----------------
                                                           SECURITIES
                                                           UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY(1)($) BONUS($)    OPTIONS(#) COMPENSATION ($)
---------------------------  ---- ------------ --------    ---------- ----------------
Donald E. Lepone........     1996   309,375       --  (2)      --           7,300(4)
President and Chief          1995   290,000    100,000         --           7,000
 Executive Officer           1994   265,000    309,000(3)   500,000        11,000

Richard C. Zakin........     1996   167,000       --  (2)      --           6,200(5)
Vice President of            1995   157,000     39,000       20,000         6,000
 Marketing                   1994   143,000    205,000(3)      --          10,000

John J. Manheimer.......     1996   152,000       --  (2)      --           6,700(6)
Vice President of Sales      1995   143,000     25,000       20,000         6,000
                             1994   140,000     20,000         --           8,000

Robert F. Burns.........     1996   136,000       --  (2)      --           3,800(7)
Vice President, Chief        1995   127,000     14,000       10,000         2,000
 Financial Officer           1994    10,000       --           --           6,000
and Treasurer

James W. McGrath, Jr....     1996   116,000       --  (2)      --           4,800(8)
Vice President of            1995   106,000     10,000       10,000         5,000
 Regulatory Affairs and      1994   103,000     10,000         --           6,000
Technical Services

--------
(1) Includes all voluntary pre-tax contributions to the NutraMax Products, Inc. Employee's Savings Plan (the "401(k) Plan").
(2) Cash bonuses for executive officers for Fiscal 1996 have not yet been determined by the Compensation Committee. For the criteria applied by the Compensation Committee in making such determinations, see "Report of the Compensation Committee of the Board of Directors on Executive Compensation."
(3) Includes the value of stock awarded as bonus compensation pursuant to employment agreements with the Company in the amounts of $143,000 and $86,000 for Messrs. Lepone and Zakin, respectively.
(4) Includes approximately $5,100 representing the Company's contributions to the 401(k) Plan account of Mr. Lepone, $800 of automobile expenses and $1,400 of group life insurance expenses paid by the Company on behalf of Mr. Lepone.
(5) Includes approximately $5,200 representing the Company's contributions to the 401(k) Plan account of Mr. Zakin, $500 of automobile expenses and $500 of group life insurance expenses paid by the Company on behalf of Mr. Zakin.
(6) Includes approximately $5,100 representing the Company's contributions to the 401(k) Plan account of Mr. Manheimer, $200 of automobile expenses and $1,400 of group life insurance expenses paid by the Company on behalf of Mr. Manheimer.
(7) Includes approximately $3,000 representing the Company's contributions to the 401(k) Plan account of Mr. Burns and $800 of group life insurance expenses paid by the Company on behalf of Mr. Burns.
(8) Includes approximately $3,800 representing the Company's contributions to the 401(k) Plan account of Mr. McGrath and $1,000 of group life insurance expenses paid by the Company on behalf of Mr. McGrath.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

  The following table sets forth the shares acquired and the value realized upon exercise of stock options during Fiscal 1996 by the Chief Executive Officer and each other executive officer named in the Summary Compensation Table and certain information concerning the number and value of unexercised options.

                                                                                VALUE OF UNEXERCISED
                                                      NUMBER OF SECURITIES          IN-THE-MONEY
                                                     UNDERLYING UNEXERCISED          OPTIONS AT
                             SHARES                  OPTIONS AT FY-END(#)(1)        FY-END($)(2)
                            ACQUIRED       VALUE    ------------------------- -------------------------
NAME                     ON EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     -------------- ----------- ----------- ------------- ----------- -------------
Donald E. Lepone........        --           --       150,000      400,000      168,750          0
Richard C. Zakin........        --           --        49,000       16,000       84,375          0
John J. Manheimer.......     15,000       50,625       24,000       16,000            0          0
Robert F. Burns.........        --           --         4,000        6,000            0          0
James W. McGrath, Jr....        --           --         8,000        7,000            0          0

--------
(1) Included in the number which are exercisable are 100,000 options granted to Mr. Lepone, 8,000 options granted to Mr. Zakin, 8,000 options granted to Mr. Manheimer, 4,000 options granted to Mr. Burns and 4,000 options granted to Mr. McGrath which are subject to stockholder approval of the 1988 Plan Amendments. Included in the number which are unexercisable are 400,000 options granted to Mr. Lepone, 12,000 options granted to Mr. Zakin, 12,000 options granted to Mr. Manheimer, 6,000 options granted to Mr. Burns and 6,000 options granted to Mr. McGrath which are subject to stockholder approval of the 1988 Plan Amendments.
(2) Equal to the market value of shares covered by in-the-money options as of the end of the Company's fiscal year on September 28, 1996 less the aggregate option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of the Company consists of Bernard J. Korman, Donald E. Lepone, Frederick W. McCarthy and Dennis M. Newnham. Messrs. Korman, McCarthy and Newnham are outside directors. The Compensation Committee approves the Company's compensation policies and procedures and establishes compensation levels for executive officers. Mr. Lepone does not participate in Compensation Committee deliberations concerning his compensation.

  GENERAL

  The compensation arrangements of the Company reflect the philosophy of the Compensation and Stock Option Committees of the Company's Board of Directors, and the Board of Directors as a whole, that a significant portion of the annual compensation of the Company's Chief Executive Officer and the Company's other executive officers should be linked to the Company's performance. The Company's compensation programs are designed to provide competitive financial rewards for successfully meeting the Company's strategic and operating objectives, with the purposes of retaining personnel and supporting a performance-oriented environment. Where applicable, the Compensation Committee takes into account employment agreements between an executive officer and the Company. See "Employment Agreements" below.

  COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

  The compensation of the Company's Chief Executive Officer and other executive officers is comprised of annual salary and cash and stock incentives based on annual and long-term results of the Company.

  Base Salary. The annual base salary and base salary adjustments for executive officers are determined by the Compensation Committee in its discretion and are targeted according to the salaries of executives holding similar offices and having similar responsibilities within the private label health and personal care products industry. The Compensation Committee also considers factors such as industry experience and executive retention. Based upon the foregoing criteria, the base salaries for Messrs. Lepone, Zakin and LeDuc were established pursuant to their respective employment agreements as described below under "Employment Agreements." Generally, salary adjustments for executive officers (whether determined annually with respect to such officers or pursuant to employment agreements) are determined by evaluating the competitive marketplace (including the Company's industry segment), the performance of the Company, the performance of the executive officer and any change in the responsibilities assumed by the executive officer. While many aspects of performance can be measured in financial terms, the Compensation Committee also evaluates the success of executive officers in areas of non-financial performance, such as the development and implementation of objectives and plans. Salary adjustments are normally determined and made on an annual basis. Salary adjustments for the Chief Executive Officer were established pursuant to his employment agreement. See "Employment Agreements" below.

  Cash Bonuses. The Company has an incentive compensation plan (the "Compensation Plan") pursuant to which the Company's executive officers are awarded cash bonuses based upon individual performance and the Company's achievement of certain internal financial objectives. The Compensation Plan provides for annual cash bonuses ranging from 2% to 60% of the executive officer's base salary, with executive officers becoming entitled to receive a percentage of their bonus potential based upon the percentage achievement of the Company's internal operating objectives and, with respect to executive officers other than the Chief Executive Officer, also on such executive officers' individual performance. These internal financial objectives include pre-tax income targets, product line sales growth targets (for sales and marketing executives), productivity objectives (for operations executives), material price targets (for purchase managers) and timely information reporting and working capital control objectives (for financial managers). The Chief Executive Officer's bonus is determined solely by the Company's achievement of pre-tax income targets while bonuses for all other executive officers are determined by the Company's achievement of pre-tax income targets and the achievement by such officers of their individual performance targets. Executive officers other than the Chief Executive Officer may receive bonuses even if the Company does not achieve the pre-tax income targets. Through the Compensation Plan, a significant portion of each executive officer's annual total compensation is placed at risk in order to provide an incentive toward sustained high performance. For Mr. Lepone, the Chief Executive Officer of the Company, the bonus potential is entirely dependent upon the Company's operating performance, without regard to individual achievements. As of the date of this report, the Compensation Committee has not completed its review of executive officer performance for Fiscal 1996, and accordingly, as not yet made determinations as to the cash bonuses, if any, to be awarded to executive officers.

  Equity Incentives. The Stock Option Committee consists of Bernard J. Korman, Frederick W. McCarthy and Dennis M. Newnham, all of whom are outside Directors, and is responsible for administering the Company's Stock Option Plans. Equity incentive awards are designed to attract and retain executives who can make significant contributions to the Company's success; reward executives for such significant contributions; and give executives a longer-term incentive to increase stockholder value. The size and frequency of equity and equity-based incentive awards are determined by the Stock Option Committee in its discretion, taking into account individual performance and responsibilities and in most cases without any specific performance measures. The Compensation Committee may, however, impose specific performance measures on stock option grants and in the case of Mr. Lepone, has conditioned the vesting of certain of Mr. Lepone's options on the Company attaining a certain compounded annual stock price growth. See "Compensation of the Chief Executive Officer" below. The Compensation Committee also may grant stock options for executive retention purposes in amounts that the Compensation Committee, in its discretion, deems necessary and appropriate in order to retain highly qualified executives. To ensure that high levels of performance occur over the long-term, stock options granted to executives typically vest over a period of five years. All outstanding options have been granted with an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date. Any value received by an executive officer from a stock option grant and any increase in the value of stock received as a bonus depends entirely on increases in the price of the Company's Common Stock. Since the adoption of the

1988 Option Plan, the Company's executive officers have all been granted options to acquire shares of the Company's Common Stock. During Fiscal 1995, Messrs. Zakin, Manheimer, Burns and McGrath received options to purchase 20,000, 20,000, 10,000 and 10,000 shares of Common Stock, respectively. During Fiscal 1996, Mr. LeDuc received an option to purchase 10,000 shares of Common Stock

  The 1996 Option Plan, if approved by the stockholders of the Company at the Annual Meeting, will be the principal vehicle by which the Company intends to achieve the executive compensation policy objective of providing long-term incentives to executive officers. Pursuant to the 1996 Option Plan, the Compensation Committee may grant a variety of long-term incentive awards based on the Common Stock of the Company, including stock options (both Incentive Options and Non-Qualified Options), SARs, restricted stock and unrestricted stock.

  Other Compensation. The Company provides executive officers and management with health, retirement and other benefits under plans that are generally available to the Company's employees.

  Compensation of the Chief Executive Officer. Increases in Mr. Lepone's compensation are determined by the Compensation Committee based upon an analysis of his performance during the year and the Company's overall performance. In particular, based upon Mr. Lepone's successful leadership of the Company during the Company's recent expansion through internal development and acquisition, the Compensation Committee determined that it was in the best interests of the Company to continue to retain Mr. Lepone's service to the Company, and to revise his compensation arrangement. Accordingly, in fiscal 1994, the Company entered into a new employment agreement with Mr. Lepone to replace a prior agreement which expired in fiscal 1994. Under the terms of the new employment agreement, which expires in 1998, Mr. Lepone is currently entitled to receive an annual base salary of $309,735, subject to a minimum annual increase equal to the greater of 5% or the annual inflation rate. Mr. Lepone also participates in the Compensation Plan, as described above. In addition, pursuant to the terms of his employment agreement, Mr. Lepone was granted options to acquire at $11.00 per share, up to 500,000 shares of the Company's Common Stock under the 1988 Option Plan. The options vested with respect to 100,000 shares upon the date of grant and vest with respect to an additional 100,000 at the end of each of fiscal 1995, 1996, 1997 and 1998, depending upon the Company attaining and maintaining a 15% compounded annual stock price growth rate; provided, however, that such vesting may accelerate under certain circumstances, such as a Change of Control of the Company. For Fiscal 1995 and Fiscal 1996, no additional vesting of this option occurred.

  Federal Tax Regulations Limiting Deductibility of Certain Compensation. As a result of Section 162(m) of the Code, a company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of the company's taxable year and whose compensation is reported in the summary compensation table in the company's proxy statement) receives compensation in excess of $1 million in such taxable year of the company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

        COMPENSATION COMMITTEE                 STOCK OPTION COMMITTEE
       OF THE BOARD OF DIRECTORS              OF THE BOARD OF DIRECTORS


           Bernard J. Korman                      Bernard J. Korman
           Donald E. Lepone                     Frederick W. McCarthy
         Frederick W. McCarthy                    Dennis M. Newnham
           Dennis M. Newnham

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Lepone, Chief Executive Officer and President of the Company, is a member of the Compensation Committee and makes general recommendations to and reviews with the Compensation Committee the compensation of executives and management other than himself.

STOCKHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Company's Common Stock and assuming reinvestment of dividends, with the total return of companies within the Russell 2000 Index and the companies within the NASDAQ Pharmaceutical Index prepared by Research:. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Russell 2000 Index and the NASDAQ Pharmaceutical Index on September 30, 1991. The comparisons in this line graph are historical and are not intended to forecast or be indicative of possible future performance of the Common Stock of the Company.

                       [PERFORMANCE GRAPH APPEARS HERE]

                         9/91    9/92    9/93    9/94    9/95    9/96
                        ------  ------  ------  ------  ------  ------
NMPC                     $100    $110    $200    $138    $133    $123
Russell 2000             $100    $109    $145    $149    $184    $208
NASDAQ Pharmaceutical    $100    $ 85    $ 85    $ 74    $109    $123

EMPLOYMENT AGREEMENTS

  On November 28, 1993, Mr. Lepone entered into an employment agreement with the Company (the "Lepone Employment Agreement"), pursuant to which Mr. Lepone serves as President and Chief Executive Officer of the Company through November 30, 1998. Under the Lepone Employment Agreement, Mr. Lepone received a base salary of $265,000 through November 30, 1994. Thereafter, the Lepone Employment Agreement provides that such base salary shall be increased at an annual rate of the greater of 5% or the annual rate of inflation as described in the Consumer Price Index "All Cities--All Consumers" prepared by the Bureau of Labor Statistics of the United States Department of Labor, or by such greater amount as the Company and Mr.

Lepone may otherwise agree. For Fiscal 1996 Mr. Lepone's salary was $309,735. Pursuant to the Lepone Employment Agreement, Mr. Lepone is entitled to receive a cash bonus if certain performance criteria are satisfied (as discussed above under "Report of the Compensation Committee of the Board of Directors on Executive Compensation") ranging from 20% to 60% of his base salary. In the event Mr. Lepone's employment is terminated without cause, he is entitled to receive a sum equal to the compensation then due him for the balance of the term of the Lepone Employment Agreement at the annual rate of compensation to which he is entitled as of the date of such termination. Mr. Lepone is subject to certain non-competition provisions during the term of his employment and, in certain circumstances, for a period of one year subsequent to his leaving the Company.

  On January 1, 1994, Mr. LeDuc entered into an employment agreement with the Company (the "LeDuc Employment Agreement"), pursuant to which Mr. LeDuc serves as the Vice President of Materials Management of the Company until December 31, 1996. Under the LeDuc Employment Agreement, Mr. LeDuc receives a base salary at an annual rate set forth in the Annual Business Plan of the Company for such year, and, upon the achievement of certain financial performance criteria (as discussed above under "Report of the Compensation Committee of the Board of Directors on Executive Compensation"), a bonus in an amount of up to 26% of his base salary in each year. In the event Mr. LeDuc's employment is terminated without cause, Mr. LeDuc is entitled to receive the salary then due to him for the balance of the term of the LeDuc Employment Agreement at the annual rate of compensation to which he is entitled as of the date of such termination. Mr. LeDuc is subject to certain non-competition provisions during the term of his employment and, in certain circumstances, for a period of two years subsequent to his leaving the Company.

  On January 1, 1994, Mr. Zakin entered into an employment agreement with the Company (the "Zakin Employment Agreement"), pursuant to which Mr. Zakin serves as the Vice President of Marketing of the Company until December 31, 1997. Under the Zakin Employment Agreement, Mr. Zakin receives a base salary at an annual rate set forth in the Annual Business Plan of the Company for such year, and, upon the achievement of certain financial performance criteria (as discussed above under "Report of the Compensation Committee of the Board of Directors on Executive Compensation"), a bonus in an amount of up to 48% of his base salary in each year. In the event Mr. Zakin's employment is terminated without cause, Mr. Zakin is entitled to receive the salary then due to him for the balance of the term of the Zakin Employment Agreement at the annual rate of compensation to which he is entitled as of the date of such termination. Mr. Zakin is subject to certain non-competition provisions during the term of his employment and, in certain circumstances, for a period of two years subsequent to his leaving the Company.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In September 1996, the Company and MEDIQ entered into the Stock Purchase Agreement, the terms of which are more fully described under "Proposal Number 4--Approval of the MEDIQ Stock Repurchase."

  Through December 31, 1995, the Company obtained certain legal, accounting, tax, insurance and human resource services from MEDIQ. Subsequent to December 31, 1995 the Company received only certain tax and insurance services from MEDIQ. Costs for such services were $85,000 in fiscal 1996 and $100,000 for each of the two preceding years. The Company believes that MEDIQ's charges for such services are on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties for comparable services.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Common Stock of the Company as of November 20, 1996 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's Directors and executive officers, (iii) each of the named executive officers in the Summary Compensation Table and (iv) all of the Company's executive officers and Directors as a group.

                                                           SHARES
DIRECTORS, EXECUTIVE OFFICERS                           BENEFICIALLY PERCENT OF
AND 5% STOCKHOLDERS                                       OWNED(1)    CLASS(2)
-----------------------------                           ------------ ----------
MEDIQ Investment Services, Inc.(3).....................  4,037,258     46.41%
 c/o MEDIQ Incorporated
 One MEDIQ Plaza
 Pennsauken, New Jersey 08110
Warburg, Pincus Counsellors, Inc.(4)...................    586,100      6.74%
 466 Lexington Avenue
 New York, NY 10017
Robert Fleming Inc.(5).................................    506,400      5.82%
 320 Park Avenue, 11th Floor
 New York, NY 10022
Robert F. Burns(6).....................................      4,000         *
Donald M. Gleklen......................................     37,000         *
Bernard J. Korman......................................    105,539      1.21%
Donald E. Lepone(7)....................................    546,345      6.21%
Gary A. LeDuc(8).......................................    126,800      1.45%
John J. Manheimer(9)...................................     39,589         *
Frederick W. McCarthy..................................          0         *
James W. McGrath, Jr.(10)..............................      8,259         *
Dennis M. Newnham......................................     27,000         *
Dennis M. Nolan........................................          0        --
Michael F. Sandler(11).................................     21,900         *
Richard C. Zakin(12)...................................    103,247      1.18%
All directors and executive officers as a group (12
 persons)..............................................  1,037,659     11.48%

--------
* Less than 1%.
 (1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Exchange Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. The amounts set forth as beneficially owned include shares of Common Stock which such persons had the right to acquire within 60 days of November 20, 1996, pursuant to stock options.
 (2) Percentages are calculated on the basis of 8,662,272 shares of Common Stock outstanding of November 20, 1996.
 (3) The above information is based on copies of a statement on Schedule 13D filed with the SEC on August 22, 1991, which indicates that MEDIQ Investment Services, Inc. has shared voting and dispositive power with respect to all 4,037,258 shares.

 (4) The above information is based on copies of a statement on Schedule 13G filed with the SEC on February 6, 1996, which indicates that Warburg, Pincus Counsellors, Inc. has sole voting power with respect to 430,100 shares, shared voting power with respect to 81,100 shares and sole dispositive power with respect to all 586,100 shares.
 (5) The above information is based on copies of a statement on Schedule 13G filed with the SEC on February 12, 1996, which indicates that Robert Fleming, Inc. has sole voting and dispositive power with respect to all 506,400 shares.
 (6) Represents 4,000 shares deemed to be beneficially owed by Mr. Burns which are subject to options previously granted pursuant to the 1988 Option Plan.
 (7) Includes 100,000 shares deemed to be beneficially owned by Mr. Lepone which are subject to options previously granted pursuant to the 1988 Option Plan. Does not include an aggregate of 200,000 shares subject to options which vest upon the satisfaction of certain stock performance criteria which have not been met to date.
 (8) Includes 20,000 shares deemed to be beneficially owned by Mr. LeDuc which are subject to options previously granted pursuant to the 1988 Option Plan.
 (9) Includes 24,000 shares deemed to be beneficially owned by Mr. Manheimer which are subject to options previously granted pursuant to the 1988 Option Plan.
(10) Includes 8,000 shares deemed to be beneficially owned by Mr. McGrath which are subject to options previously granted pursuant to the 1988 Option Plan.
(11) Mr. Sandler is also an officer, Director and stockholder of MEDIQ. Any shares which Mr. Sandler may be deemed to beneficially own by virtue of these positions have not been included. Mr. Sandler disclaims any such beneficial ownership.
(12) Includes 24,000 shares deemed to be beneficially owned by Mr. Zakin which are subject to options previously granted pursuant to the 1988 Option Plan.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  The Company's executive officers and Directors and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company, and written representations that no other reports were required, the Company believes that during Fiscal 1996 no person who was a Director, officer or greater than 10% beneficial owner of the Company's Common Stock failed to file on a timely basis all reports required by Section 16(a).

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. In addition, D.F. King & Co., Inc. has been engaged by the Company to assist in the solicitation of proxies and will receive a fee of $7,500 plus expenses. All costs incurred with respect to the Annual Meeting will be borne by the Company.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Stockholder proposals intended to be presented at the 1997 annual meeting must be received by the Company on or before July 20, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Any such proposal should be mailed to: Secretary, NutraMax Products, Inc., 9 Blackburn Drive, Gloucester, Massachusetts 01930.

                            INDEPENDENT ACCOUNTANTS

  The Company has not made a decision as to the independent public accountants to be selected as the auditors of the financial statements of the Company and its subsidiaries for the fiscal year ending September 27, 1997. The firm of Deloitte & Touche LLP has served as the Company's independent public accountants for Fiscal 1995 and Fiscal 1996 and has also served as the accountants for certain of its subsidiaries. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                      EXHIBIT A

                            NUTRAMAX PRODUCTS, INC.
                            1996 STOCK OPTION PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

  The name of the plan is the NutraMax Products, Inc. 1996 Stock Option Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Directors and other key persons of NutraMax Products, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

  The following terms shall be defined as set forth below:

  "Act" means the Securities Exchange Act of 1934, as amended.

  "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Unrestricted Stock Awards.

  "Board" means the Board of Directors of the Company.

  "Change of Control" is defined in Section 13.

  "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

  "Committee" means the Committee of the Board referred to in Section 2.

  "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 15.

  "Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading.

  "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

  "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

  "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

  "Restricted Stock Award" means Awards granted pursuant to Section 7.

  "Stock" means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 3.

  "Stock Appreciation Right" means any Award granted pursuant to Section 6.

  "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

  "Unrestricted Stock Award" means any Award granted pursuant to Section 8.

  SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

  (a) Committee. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the "Administrator"). Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule.

  (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

      (i) to select the officers, employees and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

      (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more participants;

      (iii) to determine the number of shares of Stock to be covered by any Award;

      (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

      (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

      (vi) subject to the provisions of Section 5(a)(iii), to extend at any time the period in which Stock Options may be exercised;

      (vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

      (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

  All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

  (c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. The

Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

  (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 470,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 150,000 shares of Stock may be granted to any one individual participant during any twelve-month calendar period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Upon the exercise of a Stock Appreciation Right settled in shares of Stock, the right to purchase an equal number of shares of Stock covered by a related Stock Option, if any, shall be deemed to have been surrendered and will no longer be exercisable, and said number of shares of Stock shall no longer be available under the Plan.

  (b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

  (c) Mergers. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options and Stock Appreciation Rights: (i) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of the Transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Administrator) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Stock Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding Stock Options and Stock Appreciation Rights in exchange for the termination of such Stock Options and Stock Appreciation Rights. In the event Stock Options and Stock Appreciation Rights will terminate upon the consummation of the Transaction, each optionee shall be permitted, within a specified period determined by the Administrator, to exercise all non-vested Stock Options and Stock Appreciation Rights, subject to the consummation of the Transaction.

  (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4. ELIGIBILITY

  Participants in the Plan will be such full or part-time officers and other employees, Independent Directors and key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

  Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

  No Incentive Stock Option shall be granted under the Plan after November 20, 2006.

  (a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this
Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

    (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options, or 85% of the Fair Market Value on the date of grant, in the case of Non-Qualified Stock Options. Notwithstanding the foregoing, with respect to Non-Qualified Stock Options which are granted in lieu of cash compensation, the exercise price per share shall not be less than 50% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

    (ii) Grant of Discount Options in Lieu of Cash Compensation. Upon the request of a participant and with the consent of the Administrator, such participant may elect each calendar year to receive a Non-Qualified Stock Option in lieu of any compensation to which he may become entitled during the following calendar year pursuant to any other plan or arrangement of the Company, but only if such participant makes an advance election to waive receipt of all or a portion of such cash compensation. Such election shall be made on or before the date specified by the Administrator. A Non-Qualified Stock Option shall be granted to each participant who made such an election on the date the waived compensation would otherwise be paid. The exercise price per share shall be determined by the Administrator but shall not be less than 50% of the Fair Market Value of the Stock on the date the Stock Option is granted. The number of shares of

  Stock subject to the Stock Option shall be determined by dividing the amount of the waived cash compensation by the difference between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per Stock Option. The Stock Option shall be granted for whole number of shares so determined; the value of any fractional share shall be paid in cash.

    (iii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

    (iv) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; provided, however, that Stock Options granted in lieu of compensation shall be exercisable in full as of the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

    (v) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

      (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

      (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

      (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

      (D) By the optionee delivering to the Company a promissory note if the Board has authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note.

    Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

    (vi) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

  (b) Stock Options Granted to Independent Directors. The Administrator, in its discretion, may grant Non-Qualified Stock Options to Independent Directors.

    (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

    (ii) Exercise; Termination. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An Option issued under this Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

    (iii) Method of Exercise. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(v).

  (c) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator may permit the optionee to transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable option agreement.

SECTION 6. STOCK APPRECIATION RIGHTS.

  (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price per Stock Appreciation Right set by the Administrator at the time of grant, which price shall not be less than 85% of the Fair Market Value of the Stock on the date of grant (or over the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

  (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

  A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

  (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

    (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

    (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

    (iii) All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

SECTION 7. RESTRICTED STOCK AWARDS

  (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

  (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below.

  (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, from the participant or the participant's legal representative.

  (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator at any time, a participant's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant's termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall either be subject to the Company's right of repurchase as provided in Section 7(c) above.

  (e) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8. UNRESTRICTED STOCK AWARDS

  (a) Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any participant pursuant to which such participant may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

  (b) Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of a participant and with the consent of the Administrator, each such participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Administrator, receive a portion of the cash compensation otherwise due to such participant in the form of shares of Unrestricted Stock either currently or on a deferred basis.

  (c) Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9. TAX WITHHOLDING

  (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

  (b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 10. TRANSFER, LEAVE OF ABSENCE, ETC.

  For purposes of the Plan, the following events shall not be deemed a termination of employment:

  (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

  (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 11. AMENDMENTS AND TERMINATION

  The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Act to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.

SECTION 12.  STATUS OF PLAN

  With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 13. CHANGE OF CONTROL PROVISIONS

  Upon the occurrence of a Change of Control as defined in this Section 13:

  (a) Each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

  (b) Each Restricted Stock Award shall be subject to such terms, if any, with respect to a Change of Control as have been provided by the Administrator in connection with such Award.

  (c) "Change of Control" shall mean the occurrence of any one of the following events:

    (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of either
  (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

    (ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

    (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 80% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

  Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 25% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause
(x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause
(i).

SECTION 14. GENERAL PROVISIONS

  (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

  No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

  (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

  (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 15. EFFECTIVE DATE OF PLAN

  This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 16. GOVERNING LAW

  This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.

DATE APPROVED BY BOARD OF DIRECTORS: NOVEMBER 20, 1996

DATE APPROVED BY STOCKHOLDERS:

                                                                      EXHIBIT B

                                                WASSERSTEIN PERELLA & CO., INC.
                                                31 WEST 52ND STREET
                                                NEW YORK, NEW YORK 10019
WASSERSTEIN                                     TELEPHONE 212-969-2700
PERELLA & CO                                    FAX 212-969-7836

                               NOVEMBER 20, 1996

Special Committee of the Board of Directors
NutraMax Products, Inc.
9 Blackburn Drive
Gloucester, MA 01930

Members of the Special Committee of the Board of Directors (the "Special Committee"):

You have asked us to advise you with respect to the fairness, from a financial point of view, to NutraMax Products, Inc. (the "Company") and to the holders (other than MEDIQ Incorporated ("MEDIQ"), MEDIQ Investment Services, Inc. ("MIS" and, together with MEDIQ, the "Sellers"), and their respective affiliates) of the Company's Common Stock, par value $.001 per share (the "Common Stock"), of the consideration to be paid by the Company to the Sellers pursuant to the terms of that certain Stock Purchase Agreement, dated as of September 18, 1996, as amended and restated by the Amended and Restated Stock Purchase Agreement, dated as of November 20, 1996 (as so amended and restated, the "Stock Purchase Agreement"), by and among the Sellers and the Company.

The Stock Purchase Agreement provides, among other things, that (i) at the closing (the "Closing") contemplated by the Stock Purchase Agreement, the Company will purchase (the "Stock Repurchase") up to 4,037,258 shares (the "Repurchased Shares") of Common Stock from the Sellers for a purchase price of $9.00 per share, or $36,335,332 in the aggregate for all the Repurchased Shares (the "Consideration"), (ii) at the Closing the Company will purchase 2,218,107 shares of Common Stock (which includes 435,751 shares of Common Stock to be received by MEDIQ following cancellation of Debentures (as defined below) it has repurchased from September 18, 1996 through the date hereof), or such greater number of Repurchased Shares being delivered at such Closing by virtue of their release from escrow (the "Escrow") in accordance with the terms of an indenture (the "Indenture") relating to MEDIQ's 7 1/2% Exchangeable Subordinated Debentures due 2003 (the "Debentures") and an escrow agreement relating thereto (the "Escrow Agreement"), and will pay the Sellers an amount equal to the product of $9.00 and such number of delivered shares,
(iii) the Company will issue a promissory note (the "Note") in favor of MIS in an original principal amount equal to the product of $9.00 and either (A) the remaining 1,819,151 Repurchased Shares held in Escrow as at the date hereof (which number excludes 435,751 shares of Common Stock to be delivered at Closing following cancellation of Debentures repurchased by MEDIQ between September 18, 1996 and the date hereof) or (B) such lesser number of Repurchased Shares remaining in Escrow at the Closing (the "Escrowed Shares"),
(iv) the Escrowed Shares will continue to remain in Escrow subject either (A) to release and transfer in favor of the Company as and to the extent that payments of principal are made by MEDIQ on the Debentures or (B) to release and transfer in favor of holders of Debentures as and to the extent that such holders exchange the principal amount of their Debentures for Escrowed Shares,
(v) the principal amount of the Note will become due as and to the extent that Escrowed Shares are released to the Company from Escrow and remaining unpaid principal amounts will bear interest at 7 1/2% per annum, subject to reduction to 5% per annum with respect to principal outstanding after 18 months following the Closing, 4% per annum with respect to principal outstanding after 30 months following the Closing and 3% per annum with respect to principal outstanding after 42 months following the Closing, (vi) as and to the extent that Debentures are exchanged for shares of Common Stock, the principal amount of the Note will be reduced by the sum of (A) $9.00 per Escrowed Share released to such holder of Debentures and (B) the amount, if any, of the difference between (1) $1,000 divided by the then current exchange rate under the Indenture and (2) $9.00 (the "Excess Cash Amount"), provided that the Company may elect to receive the Excess Cash Amount in cash rather than by way of reduction in the principal of the Note, (vii) the Company's obligations to the Sellers under the Note will be secured by a letter of credit reasonably acceptable in form and substance to the Sellers, (viii) any dividends or other distributions on the Escrowed Shares (other than those inuring to the holders of the Debentures under the terms of the Indenture) will be paid over to the Company until such Escrowed Shares are released from Escrow, and (ix) at any meeting of stockholders of the Company or in connection with a written consent of the Company's stockholders, the Sellers shall deliver to the Company an irrevocable proxy authorizing the Board of Directors of the Company to vote all of the Escrowed Shares in the same proportion as the votes of the holders of all other shares of Common Stock of the Company voted at any such meeting or pursuant to any such consent, which obligations shall terminate only upon an event of default under the Note. The Company has informed us that it intends to finance the payment of the Consideration by (i) refinancing and increasing its senior debt up to an aggregate principal amount of $60 million (which shall include the financing required to obtain the aforementioned letter of credit), and has received a commitment from a lender to provide such financing (the "Senior Debt Commitment"), and (ii) obtaining subordinated debt financing in an aggregate principal amount of $15 million from a lender (the "Subordinated Debt Commitment"), the terms of which would include the granting of warrants to purchase an aggregate of 4.5% of the Common Stock, on a fully diluted basis, taking into account the contemplated retirement of the Repurchased Shares after the Stock Repurchase.

In connection with rendering our opinion, we have:

  . reviewed the Stock Purchase Agreement, the Indenture, the Escrow
    Agreement and form of Debentures, the form of the Note, the Senior Debt Commitment, and the Subordinated Debt Commitment;

  . reviewed certain publicly available business and financial information related to the Company of recent years and interim periods to date;

  . reviewed certain internal financial and operating information and analyses of the Company, and reviewed projected financial information consisting of the Company's 1996 budget and updates thereof and the Company's preliminary 1997 budget (collectively, the "Budget"), in each case prepared by the Company and provided to us for the purposes of our analysis, and we have met with management of the Company to review and discuss such information and, among other matters, the Company's business, operations, assets, financial condition and prospects;

  . reviewed certain publicly available historical stock prices and trading volumes of the Common Stock;

  . compared certain publicly available financial and stock market data of the Company with similar data for certain other publicly traded companies which we believe may be generally comparable, in certain respects, to the Company;

  . reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the private label health and beauty aids and OTC pharmaceutical industries specifically, and in other industries generally; and

  . performed such other studies, analyses and investigations as we considered appropriate.

In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also relied upon the reasonableness and accuracy of the analyses and the Budget provided to us and we have assumed, with your consent, that such analyses and Budget provided to us were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management, and we express no opinion with respect to such analyses and Budget or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company, and we have not been furnished any such valuation or appraisal. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. For purposes of this opinion, we have assumed that the Stock Purchase Agreement will not be amended in any material respect from the final conformed copy provided to us.

As you are aware, we have acted as financial advisor to the Special Committee in connection with the strategic evaluation of the Company for which you engaged us in June 1995 and have so acted on a continuing basis, leading up to, and including, the proposed Stock Repurchase, and we will receive a fee for our services, a significant portion of which is contingent upon consummation of the Stock Repurchase. In the course of performing our services as financial advisor to the Special Committee, we have reviewed the financial terms of other proposed transactions between the Company and MEDIQ as well as among the Company and other third parties. In rendering this opinion we have not considered the financial terms of such other proposed transactions nor have we compared the financial terms of such transactions with those of the Stock Repurchase. In connection with our review of the terms of the financing arrangements proposed to be entered into by the Company to finance the Stock Repurchase, we have only reviewed the terms of the Senior Debt Commitment and the Subordinated Debt Commitment and, accordingly, the terms contained in the definitive agreements relating to such financing could affect our opinion. In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and MEDIQ for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is solely for the benefit and use of the Special Committee in its consideration of the Stock Repurchase and may not be used for any other purpose, relied upon by any other person or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. Notwithstanding the foregoing, with our prior written consent, the Company may set forth in full, or quote or refer to, this letter in any proxy statement, information statement, prospectus, registration statement or tender or exchange offer materials required to be filed or distributed by the Company relating to the Stock Repurchase. This letter does not constitute an opinion or recommendation to any holder of shares of Common Stock as to how such holder should vote with respect to the Stock Repurchase, or as to the price at which the Common Stock or any other security of the Company may trade upon consummation of the Stock Repurchase or thereafter, and should not be relied upon by any such holder as such.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company to the Sellers pursuant to the Stock Purchase Agreement is fair to the Company and to the holders of the Common Stock (other than the Sellers and their respective affiliates) from a financial point of view.

                                          Very truly yours,

                                          /s/ Wasserstein Perella & Co., Inc.

                                          WASSERSTEIN PERELLA & CO., INC.

                                                                      EXHIBIT C

                 AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

  This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of November 20, 1996 (the "Agreement"), among MEDIQ Incorporated, a Delaware corporation ("MEDIQ"), MEDIQ Investment Services, Inc., a Delaware corporation ("MIS" and together with MEDIQ, collectively the "Seller"), and NutraMax Products, Inc., a Delaware corporation (the "Company"), amends and restates in its entirety the Stock Purchase Agreement dated September 18, 1996, by and between Seller and the Company.

                             W I T N E S S E T H:

  WHEREAS, Seller owns 4,037,258 shares of Common Stock of the Company (the "NutraMax Shares"); and

  WHEREAS, as of the date hereof, 2,254,902 of the NutraMax Shares are held in escrow in support of MEDIQ's 7 1/2% Subordinated Debentures due 2003 (the "Bonds") pursuant to that certain Indenture dated as of July 30, 1993 between MEDIQ and First Fidelity Bank, N.A., Pennsylvania (the "Indenture") and that certain Escrow Agreement dated July 30, 1993 among MEDIQ, MIS and First Fidelity Bank, N.A., Pennsylvania (the "Escrow Agreement"); and

  WHEREAS, the Seller desires to sell and the Company desires to purchase all of the NutraMax Shares in accordance with the terms and conditions hereof; and

  WHEREAS, pursuant to Section 11.14 of the Indenture, MEDIQ has the right to deliver cash in lieu of the Escrowed Shares upon exchange of the MEDIQ Bonds.

  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1. SALE OF THE SHARES

  1.1 On the dates and in the amounts as set forth herein, the Seller shall transfer, assign, sell and deliver to the Company, and the Company shall purchase from the Seller all of the NutraMax Shares for a purchase price of $9.00 per share (the "Purchase Price"), or $36,335,332 in the aggregate for all NutraMax Shares. The closing (the "Closing") of the sale and purchase and delivery of all of the NutraMax Shares other than any NutraMax Shares then held in escrow pursuant to the Indenture and the Escrow Agreement (the "Escrowed Shares") shall be held as provided in Section 1.2 and thereafter the sale and purchase and delivery against payment of the Note (as hereinafter defined) of Escrowed Shares shall occur as provided in Section 1.3.

  1.2 Closing. The Closing of the purchase and sale of the NutraMax Shares (other than the Escrowed Shares) shall be held on December 31, 1996 or such other date as Seller and the Company may mutually agree (the "Closing Date"). At the Closing (i) the Purchase Price for the NutraMax Shares other than the Escrowed Shares shall be paid by the Company by wire transfer pursuant to instructions previously given by Seller to the Company for that purpose against delivery of certificates for the NutraMax Shares so purchased duly endorsed or accompanied by stock powers duly executed in blank; and (ii) payment for the Escrowed Shares shall be made by delivery by the Company to Seller of a promissory note of the Company in favor of Seller substantially in the form attached hereto as Exhibit A, in an original principal amount equal to the aggregate number of Escrowed Shares multiplied by $9.00 (the "Note") secured by a letter of credit reasonably acceptable in form and substance to Seller (the "Letter of Credit").

  1.3 Delivery of Escrowed Shares. Seller shall, as Escrowed Shares are released from escrow under the Indenture and Escrow Agreement, upon 3 business days prior notice to the Company, sell, transfer, assign and deliver such Escrowed Shares to the Company free and clear of all liens, claims, encumbrances and restrictions (other than as imposed by applicable securities laws), upon receipt by Seller from the Company of a prepayment of the Note in an amount equal to the Purchase Price of the Escrowed Shares so delivered. Notwithstanding the foregoing, the Company shall not be required to prepay the Note and accept delivery of any of the Escrowed Shares except in lots of no less than 50,000 shares; provided, however, if there are less than 50,000 Escrowed Shares remaining, the Company shall be required to prepay the Note upon delivery of such remaining Escrowed Shares.

  1.4 Delivery of Cash. To the extent that any holder of a MEDIQ Bond or Bonds (other than Seller) presents such MEDIQ Bond or Bonds for exchange for Escrowed Shares in accordance with the terms of the Indenture and MEDIQ delivers Escrowed Shares to such holder, (i) the principal amount of the Note shall be reduced by an amount equal to the product of the number of Escrowed Shares so delivered by MEDIQ to such holder and $9.00, and (ii) the principal amount of the Note shall further be reduced by an amount (the "Excess Cash Amount") equal to the product of the number of Escrowed Shares so delivered by MEDIQ to such holders and the number which is equal to (X) $1,000 divided by the then Exchange Rate (as such term is defined in the Indenture) minus (Y) $9.00, provided, however, that in lieu of such further reduction in the principal amount of the Note under the foregoing clause (ii), the Company may elect to receive an amount in cash from Seller equal to the Excess Cash Amount.

  1.5 Voting of Escrowed Shares, etc. Seller agrees that, from and after the Closing, (i) at any meeting of stockholders of the Company, however called, or in connection with a written consent of the Company's stockholders, Seller shall deliver to the Company an irrevocable proxy authorizing the Board of Directors of the Company to vote all of the Escrowed Shares in the same proportion as the votes of the holders of all the other shares of Common Stock of the Company at any such meeting or pursuant to any such consent, and (ii) the Company shall be entitled to receive any and all dividends paid or payable with respect to the Escrowed Shares (other than dividends apportioned to the Escrowed Shares pursuant to Section 11.05 of the Indenture to which Seller is not entitled); provided, however, that the obligations of Seller under the foregoing clause (i) and the right of the Company to receive dividends pursuant to the foregoing clause (ii) shall terminate upon an event of default under the Note.

2. CERTAIN REPRESENTATIONS AND WARRANTIES

  2.1 Certain Representations and Warranties by the Seller. The Seller represents and warrants to the Company that:

    (a) Organization and Good Standing. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business and to own and lease the assets which it owns and leases.

    (b) Power and Authorization. Each Seller has full legal right, power and authority to enter into and perform its obligations under this Agreement and the other agreements and documents required to be delivered by it hereunder. The execution, delivery and performance by each Seller of this Agreement and such other agreements and documents have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by each Seller and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered by such Seller as contemplated herein, each of such other agreements and documents shall constitute the legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms.

    (c) No Conflicts. (i) Neither the execution of this Agreement nor the consummation by each Seller of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any statute or regulation, contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Seller is a party or by which it or any of its properties are bound (which, in relation to a contract, commitment, agreement, understanding, arrangement or restriction would have a material adverse effect on the Seller or prohibit the transactions contemplated herein) and (ii) no consent, approval, order or authorization of any court, administrative agency, other governmental entity or any other person is required (as opposed to voluntary) by or with respect to such Seller in connection with the execution and delivery of this Agreement by such Seller.

    (d) Ownership of Shares. (i) Upon transfer and delivery of the NutraMax Shares by the Seller hereunder to the Company, as provided herein, Company shall acquire good and marketable title to such shares, free and clear of all claims, liens, charges, proxies, encumbrances and security interests and (ii) the Seller does not own beneficially (as hereinafter defined) or of record any shares of common stock of the Company other than the NutraMax Shares.

    (e) No Broker. Neither Seller nor any director, officer, employee of Seller has incurred or will incur on behalf of the Company any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

  2.2 Certain Representations and Warranties by the Company. The Company represents and warrants to the Seller that:

    (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business and to own and lease the assets which it owns and leases.

    (b) Power and Authorization. The Company has legal right, power and authority to enter into and perform its obligations under this Agreement and the other agreements and documents required to be delivered by it hereunder. The execution, delivery and performance by the Company of this Agreement and such other agreements and documents have been duly authorized by all necessary corporate action pursuant to the Delaware General Corporation Law and otherwise. The transactions contemplated by this Agreement have been approved by a special committee of the board of directors composed entirely of directors who are not officers or employees of the Company and/or present or former employees or consultants of MEDIQ. This Agreement has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of such other agreements and documents shall constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

    (c) No Conflicts. (i) Neither the execution of this Agreement nor the consummation by the Company of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any statute or regulation, contract, commitment, agreement, understanding, arrangement, obligation, duty or restriction of any kind to which the Company is a party or by which it or any of its properties is bound and (ii) no consent, approval, order or authorization of or by the stockholders of the Company or of any court, administrative agency, other governmental entity or any other person (other than that which has already been obtained) is required (as opposed to voluntary) by or with respect to the Company in connection with the execution and delivery of this Agreement by it.

    (d) Company SEC Documents. The Company has timely filed with the Securities and Exchange Commission (the "SEC"), and has heretofore delivered to Seller true, correct and complete copies of, all forms, reports, schedules, statements and other documents required to be filed with the SEC by it since December 31, 1993 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act of 1933 (the "Securities Act") (such documents, as supplemented and amended since the time of filing, collectively, the "NutraMax SEC Documents"). The NutraMax SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and in the case of registration statements and proxy statements, on the dates of effectiveness and the date of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the NutraMax SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

    (e) Capitalization. The Company's authorized issued and outstanding capital stock and its other securities are fully and accurately described in the Company's most recent SEC reports. Except for shares subject to the Company's employee stock option and similar employee benefits plans, no person has any preemptive or other similar rights and with respect to any such equity interests or other securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of the Company (including, without limitation, the NutraMax Shares) or obligating the Company or any other person to purchase or redeem any such equity interests or other securities.

    (f) No Brokers. Neither the Company nor any director, officer or employee of the Company has incurred or will incur on behalf of the Company, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

3. CONDITIONS PRECEDENT

  3.1 Mutual Condition. The obligation of the Company and the Seller to enter and consummate the transactions contemplated hereby is subject to the satisfaction of the following condition: the transactions contemplated hereby shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, proceeding or investigation shall have been brought or threatened by any person (other than Seller or the Company) which questions the validity or legality of this Agreement or any of the transactions contemplated hereby.

  3.2 Certain Conditions Precedent to the Company's Obligations. The obligation of the Company to enter into and complete the transactions contemplated hereby is subject to the fulfillment (or waiver in writing by the Company in its sole discretion) on or prior to the Closing Date of the conditions that:

    (a) the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on the Closing Date with the same force and effect as though made on and as of the Closing Date;

    (b) the Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date;

    (c) the Seller shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized officer of the Seller, to the foregoing effect; and

    (d) the Company shall have received financing upon terms and for such amount necessary to fulfill its obligations hereunder.

    (e) Seller shall have delivered to the Company an opinion of counsel to the Seller as to the matters set forth in Section 2.1(a), (b), (c) and (d) hereof (provided that with respect to Sections 2.1(c) and (d) the opinion need only relate to such factual matters as to which such counsel has knowledge.

    (f) the Company shall have received a favorable vote of its shareholders other than Seller with respect to the consummation of the transactions contemplated by this Agreement.

    (g) the Board of Directors of the Company shall have received a fairness opinion from an internationally recognized investment banking firm to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the Shareholders of the Company (other than the Seller).

    (h) the Board of Directors of the Seller shall have received a fairness opinion from an internationally recognized investment banking firm to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of the Seller.

  3.3 Certain Conditions Precedent to Seller's Obligations. The obligation of the Seller to enter into and complete the transactions contemplated hereby is subject to the fulfillment (or waiver in writing by the Seller in its sole discretion) on or prior to the Closing Date of the conditions that:

    (a) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on the Closing Date with the same force and effect as though made on and as of the Closing Date;

    (b) the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complete with the by the Company on or prior to the Closing Date;

    (c) the Company shall have delivered to Seller a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, to the foregoing effect;

    (d) the Company shall have obtained at its own expense and provided to Seller the Letter of Credit securing its obligations under the Note; and

    (e) the Company shall have delivered to Seller an opinion of counsel to the Company as to the matters set forth in Section 2.2(a), (b), (c) hereof (provided that with respect to Section 2.2(c) the opinion need only relate to agreements as to which such counsel has knowledge).

    (f) the Company shall have received a favorable vote of its shareholders other than Seller with respect to the consummation of the transactions contemplated by this Agreement.

    (g) the Board of Directors of the Company shall have received a fairness opinion from an internationally recognized investment banking firm to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the Shareholders of the Company (other than the Seller).

    (h) the Board of Directors of the Seller shall have received a fairness opinion from an internationally recognized investment banking firm to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of the Seller.

4. CLOSING DELIVERIES

  4.1 Seller's Deliveries. At the Closing, Seller shall deliver, or shall cause to be delivered to the Company the following:

    (a) certificates for all of the NutraMax Shares other than the Escrowed Shares, duly endorsed or accompanied by stock powers duly executed in blank;

    (b) an irrevocable proxy authorizing the Board of Directors of the Company to vote all of the Escrowed Shares, in form and substance reasonably satisfactory to the parties; provided that such proxy shall terminate upon an event of default under the Note;

    (c) copies of the resolutions of the Board of Directors of each Seller authorizing the execution, delivery and performance of this Agreement, certified as of the Closing by the Secretary or an Assistant Secretary of Seller; and

    (d) such other documents and instruments as the Company may reasonably request to effectuate or evidence the transactions contemplated by this Agreement;

  4.2 The Company's Deliveries. At the Closing, the Company shall deliver, or shall cause to be delivered to Seller the items described below:

    (a) the Closing Payment;

    (b) the Note;

    (c) the Letter of Credit; and

    (d) a copy of the resolutions of the Board of Directors of the Company and each committee thereof authorizing the execution, delivery and performance by the Company of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing by the Secretary or an Assistant Secretary of the Company.

5. INDEMNIFICATION

  5.1 Indemnification by Seller. Seller shall indemnify and hold the Company and its officers, directors and shareholders harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, costs of investigation, penalties and reasonable attorneys' fees and disbursements ("Damages") which Buyer or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of any inaccuracy in or breach of any representation or warranty of Seller made in or pursuant to this Agreement or any agreement or document required to be delivered pursuant to this Agreement or any breach or nonfulfillment of any covenant or obligation of Seller contained in this Agreement or such other agreements and documents.

  5.2 Indemnification by the Company. The Company shall indemnify and hold Seller and its officers, directors and shareholders harmless against and in respect of any and all Damages which Seller or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of any inaccuracy in or breach of any representation or warranty of the Company made in or pursuant to this Agreement or any agreement or document required to be delivered pursuant to this Agreement or any breach or nonfulfillment of any covenant or obligation of the Company contained in this Agreement or such other agreements and documents.

  5.3 Third Party Claims.

    (a) Each party shall promptly notify the other of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section relates. The indemnifying party shall have the right, upon notice to the indemnified party within ten (10 business days after the receipt of any such notice, to undertake the defense of or, with the consent of the indemnified party (which consent shall not unreasonably be withheld), to settle or compromise such claim. The failure of the indemnifying party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the indemnifying party's rights under this Section 5.3(a) and in the absence of gross negligence or willful misconduct on the part of the indemnified party shall preclude the indemnifying party from disputing the manner in which the indemnified party may conduct the defense of such claim or the reasonableness of any amount paid by the indemnified party in satisfaction of such claim.

    (b) The election by the indemnifying party, pursuant to Section 5.3(a), to undertake the defense of a third party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

6. MISCELLANEOUS

  6.1 Best Efforts. Each of the parties shall use its best reasonable efforts to take all action and do all things necessary, proper or advisable to consummate the transaction contemplated by this Agreement.

  6.2 Parties in Interest; Assignment. Neither of the parties to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, provided that Seller may pledge, assign or otherwise transfer part or all of its interest in and to the Note without such consent. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

  6.3 Entire Agreement; Amendments; Waiver. This Agreement contains the entire understanding between the Seller and the Company with respect to its specific subject matter. This Agreement may be amended only by written instrument duly executed by the parties hereto. No party may waive any term, provision, covenant or restriction of this Agreement except by duly signed writing referring to the specific provision to be waived.

  6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered personally or transmitted by telex, fax or telegram, to the respective parties as follows:

    (a) If to the Seller, to it at:

      MEDIQ Incorporated
      One MEDIQ Plaza
      Pennsauken, New Jersey 08110-1460
      Attention: Thomas E. Carroll, President
      Telecopier: (609) 661-0958

    with a copy to:

      Drinker, Biddle & Reath
      Philadelphia National Bank Building
      1345 Chestnut Street
      Philadelphia, Pennsylvania 19107-3496
      Attention: F. Douglas Raymond, III, Esquire
      Telecopier: (215) 988-2757

    (b) If to the Company, to it at:

      NutraMax Products, Inc.
      9 Blackburn Drive
      Gloucester, Massachusetts 01930
      Attention: Donald E. Lepone, President
      Telecopier: 508-281-7824

    with a copy to:

      Goodwin, Procter & Hoar
      Exchange Place
      Boston, Massachusetts 02109
      Attention: Richard E. Floor, P.C.
      Telecopier: 617-570-8150

    or to such other address as any party may have furnished to the others in writing.

  6.5 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware.

  6.6 Survival. All representations, warranties, covenants and agreements of the parties hereto shall survive indefinitely the Closing.

  6.7 Termination.

    (a) This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

      (i) by Company or Seller, if the Closing has not occurred by December 31, 1996;

      (ii) by mutual consent of Company and Seller;

      (iii) by Company, if any representation or warranty of Seller made in or pursuant to this Agreement is untrue or incorrect in any material respect, Seller breaches its covenants or other terms of this Agreement or any of the conditions precedent to Closing contained in Section 3.2 are not satisfied on or before December 31, 1996; or any event or circumstance occurs such that any of such conditions will not be satisfied as of such date; or

      (iv) by Seller, if any representation or warranty of Company made in or pursuant to this Agreement is untrue or incorrect in any material respect, Company breaches the covenants or other terms of this Agreement or any of the conditions precedent to Closing contained in
    Section 3.3 are not satisfied on or before December 31, 1996 or any event or circumstance occurs such that any of such conditions will not be satisfied as of such date.

    (b) A party terminating this Agreement pursuant to Section 6.7 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party; provided, however, that if such termination is pursuant to Section 6.7(a)(i) by reason of a breach by a party hereto, such termination is by Company pursuant to Section 6.7(a)(iii) or if such termination is by Seller pursuant to Section 6.7(a)(iv), nothing herein shall affect the non-breaching party's right to damages on account of such other party's breach.

  6.8 Specific Performance. The Seller acknowledges that the NutraMax Shares are unique and that the Company will not have an adequate remedy at law if the Seller fails to perform any of its obligations hereunder, and the Seller agrees that the Company shall have the right, in addition to any other right it has, to specific performance or equitable relief by way of injunction if the Seller fails to perform any of its obligations hereunder.

  6.9 Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document. The article and section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  6.10 Expenses. Each of the parties hereto shall pay the fees and expenses it incurs in connection with this Agreement, other than as a result of the breach hereof by the other party hereto.

  6.11 Certain Definitions. For purposes of the Agreement:

    (a) "beneficially owned" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, as such Rule is in effect on the date hereof.

    (b) "business day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Philadelphia, Pennsylvania.

  6.12 Stock Splits, etc. The number of NutraMax Shares and the purchase price therefor specified in this Agreement shall be appropriately adjusted for any stock split, reverse stock split, stock dividend or any similar event occurring after the date hereof and prior to the consummation of the purchase and sale of all such NutraMax Shares.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written.

                                          MEDIQ INCORPORATED

                                          By:  /s/ Michael F. Sandler
                                            -----------------------------------

                                          MEDIQ INVESTMENT SERVICES, INC.

                                          By:  /s/ Michael F. Sandler
                                            -----------------------------------

                                          NUTRAMAX PRODUCTS, INC.

                                          By:  /s/ Donald E. Lepone
                                            -----------------------------------

                     EXHIBIT A TO STOCK PURCHASE AGREEMENT

                                PROMISSORY NOTE

       _______________________________________________________________   , 1996

  FOR VALUE RECEIVED, NutraMax Products, Inc., a Delaware corporation with its principal place of business at 9 Blackburn Drive, Gloucester, MA 01930 ("Company"), hereby promises to pay to the order of MEDIQ Investment Services, Inc. ("Seller"), a Delaware corporation with its principal place of business c/o MEDIQ Incorporated ("MEDIQ"), One MEDIQ Plaza, Pennsauken, NJ 08110-1460,
the principal amount of                                   Dollars ($     ) in
installments as Escrowed Shares (as defined in that certain Amended and Restated Stock Purchase Agreement among MEDIQ, Seller and Company, dated as of November 20, 1996 (the "Purchase Agreement")) are released from escrow under the Indenture and the Escrow Agreement (as such terms are defined in the Purchase Agreement) in accordance with Section 1.3 of the Purchase Agreement, together with interest at the annual rate of 7 1/2%, payable quarterly in arrears; provided, however, that (i) if this Note is still outstanding eighteen (18) months after the Closing Date (as such date is defined in the Purchase Agreement), the annual interest rate of this Note shall be reduced to 5%; (ii) if this Note is still outstanding thirty (30) months after the Closing Date, the annual interest rate on this Note shall be reduced to 4%; and (iii) if this Note is still outstanding forty-two (42) months after the Closing Date, the annual interest rate on this Note shall be reduced to 3%. Notwithstanding the foregoing, the outstanding principal amount of this Note is subject to reduction in accordance with the terms of the Purchase Agreement and is subject in all respects thereto.

  Payments of principal and interest shall be made in lawful money of the United States of America by wire transfer of immediately available funds to Seller at One MEDIQ Plaza, Pennsauken, New Jersey 08110-1460 or at such other place as Seller shall designate to Company in writing.

  This Note is entitled to be benefits of, and is secured by that certain Letter of Credit issued by The First National Bank of Boston (the "Letter of Credit").

  The failure of Company to make any payment of principal or interest when due under this Note shall consititute an "Event of Default" hereunder. Upon the occurrence of an Event of Default, Seller may draw on the Letter of Credit to satisfy the obligations of Company hereunder.

  Payment under this Note is subject to the terms and conditions of the Purchase Agreement, including, without limitation, the delivery of Escrowed Shares to Company pursuant to Section 1.3 thereof.

  This Note shall inure to the benefit of Seller and its successors and assigns and shall be binding upon Company and its successors and assigns. Subject to applicable law, this Note may be amended, modified and supplemented only by written agreement of both Company and Seller.

  Any notice, request or other communication pursuant to this Note shall be deemed duly given if delivered pursuant to the notice provisions contained in the Purchase Agreement.

  No failure or delay on the part of Seller to insist on strict performance of Company's obligations hereunder or to exercise any remedy shall constitute a waiver of Seller's rights in that or any other instance. No waiver of any of Seller's rights shall be effective unless in writing, and any waiver of any default or any instance of non-compliance shall be limited to its express terms and shall not extend to any other default or instance of non-compliance.

  Company hereby waives presentment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, and hereby waives all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

  Company shall pay all reasonable costs and expenses (including attorneys' fees) incurred by Seller relating to the enforcement of this Note.

  Any provision hereof found to be illegal, invalid or enforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

  If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by Seller in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

  The execution, delivery and performance of this Note shall be governed by and construed in accordance with the laws of the State of Delaware.

  IN WITNESS WHEREOF, Company has caused this Note to be executed under seal by its duly authorized representatives as of the date set forth above.

                                          NUTRAMAX PRODUCTS, INC.

                                          By:
                                            -----------------------------------
                                            Name:
                                            Title:

ATTEST:
       --------------------------

                                  PROXY CARD
                            NUTRAMAX PRODUCTS, INC.
 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NUTRAMAX PRODUCTS, INC.

    PROXY FOR SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON FRIDAY, DECEMBER 20, 1996

  The undersigned hereby constitutes and appoints Donald E. Lepone and Eugene
M. Schloss, Jr., and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock of NutraMax Products, Inc. (the "Company") held of record by the undersigned as of the close of business on November 21, 1996, at the Special Meeting in Lieu of the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Ocean View Inn, 171 Atlantic Road, Gloucester, Massachusetts 01930 at 10:00 a.m., local time, on Friday, December 20, 1996, and at any adjournments or postponements thereof.

  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL NUMBER 1, FOR THE APPROVAL OF THE NUTRAMAX PRODUCTS, INC. 1996 STOCK OPTION PLAN AS SET FORTH IN PROPOSAL NUMBER 2, FOR THE APPROVAL OF AMENDMENTS TO THE COMPANY'S 1988 STOCK OPTION PLAN AS SET FORTH IN PROPOSAL NUMBER 3 AND FOR THE APPROVAL OF THE PURCHASE BY THE COMPANY FROM MEDIQ INVESTMENT SERVICES, INC. OF UP TO AN AGGREGATE OF 4,037,258 SHARES OF COMMON STOCK OF THE COMPANY AS SET FORTH IN PROPOSAL NUMBER 4. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

  The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting in Lieu of the Annual Meeting of Stockholders, the Proxy Statement with respect thereto, the Company's 1996 Annual Report to Stockholders and the Company's 1995 Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
  PLEASE SIGN NAME EXACTLY AS SHOWN. WHERE THERE IS MORE THAN ONE HOLDER, EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION OR PARTNERSHIP, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED PERSON, STATING HIS OR HER TITLE OR AUTHORITY.

     PLEASE MARK YOUR
/X/  VOTES AS IN THIS
     EXAMPLE.

PROPOSAL 1. Election of five Directors, for a one-year term.

                          FOR ALL
    FOR      WITHHOLD     EXCEPT
    / /        / /         / /

NOMINEES: Donald M. Gleklen, Bernard J. Korman, Donald E. Lepone, Dennis M. Newnham and Michael F. Sandler

If you do not wish your shares voted FOR a particular nominee, mark the FOR ALL EXCEPT box and strike a line through that nominee's name. Your shares will be voted for the remaining nominee(s).


PROPOSAL 2. Approval of the NutraMax Products, Inc. 1996 Stock Option Plan.


    FOR       AGAINST     ABSTAIN
    / /        / /         / /


PROPOSAL 3. Approval of amendments to the Company's 1988 Stock Option
Plan, authorizing issuance thereunder of an additional 500,000 shares of the Company's common stock.


    FOR       AGAINST     ABSTAIN
    / /        / /         / /


PROPOSAL 4. Approval of the purchase by the Company from MEDIQ Investment Services, Inc. of up to an aggregate of 4,037,258 shares of common stock of the Company pursuant to the Amended and Restated Stock Purchase Agreement dated November 21, 1996 among the Company, MEDIQ Incorporated and MEDIQ Investment Services, Inc. and the transactions contemplated thereby.


    FOR       AGAINST     ABSTAIN
    / /        / /         / /


PROPOSAL 5. To consider and act upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

HAS YOUR ADDRESS CHANGED?
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


SIGNATURE(S)  ___________________________________ DATE______________________


                  PLEASE BE SURE TO SIGN AND DATE THIS PROXY.